SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary information statement       [ ] Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14c-5(d)(2))
[ ] Definitive information statement

                         TECHNOL FUEL CONDITIONERS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
( )      No fee required.
         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                         TECHNOL FUEL CONDITIONERS, INC.
                               2800 Griffin Drive
                          Bowling Green, Kentucky 42101
                       __________________________________
                                     PRE 14C
                              INFORMATION STATEMENT
                       ___________________________________

                        WE ARE NOT ASKING FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

--------------------------------------------------------------------------------

               THIS IS A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY ___, 2006
                      _____________________________________

This Summary does not contain all the information that is important to you. Attached hereto are Annexes A, A-1, B, C, D, E and F including a copy of the Company's 2004 Form 10-KSB and a copy of certain financial statements. See also "Factors That May Affect Future Results" attached hereto.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Technol Fuel Conditioners Inc., a Colorado Corporation (the "Company") will be held on February __, 2006 at 8:30 a.m. (Central Daylight Time) at the Company's executive offices located at 2800 Griffin Drive, Bowling Green, Kentucky, 42101, and at any adjournments thereof, to: (i) ratify the election of Richard P. Underwood to the Company's Board of Directors; (ii) to approve the appointment of Jewett Schwartz & Associates of Hollywood, Florida as the Company's independent auditors; (iii) to approve the Company's Code of Ethics; (iv) to approve the Company's Employee Compensation Plan; (iv) to approve the Company's reincorporation under the laws of the State of Florida; (v) to approve a one for ten reverse split (1:10) of the Company's outstanding common stock; (vi) to approve the Amendment to the Company's Articles of Incorporation to change the name of the Company to Allied Energy Group, Inc.; and (vii) ratify the acquisition of Allied Syndications, Inc. by virtue of the Company's acquisition of a controlling interest in Allied Syndication, Inc., a Texas corporation (the "Allied Subsidiary") and reincorporation in Florida as a Florida corporation.

     To more fully understand the matters affecting Technol Fuel Conditioners, Inc., a Colorado corporation (the "Company"), you should carefully read the entire Information Statement, which is first being mailed to stockholders on or about January __, 2006 and it is accompanied by a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2004 attached hereto and incorporated by reference herein as Annex A together with a copy of the Company's Form 8-K which describes the Company's acquisition of a controlling interest in the Allied Subsidiary which is attached hereto and incorporated by reference herein as Annex A-1.

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INMFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the U.S. Securities Exchange Commission (the "Commission"). You may inspect and obtain a copy of the reports, proxy statements, and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and as well at the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail, or how to access documents electronically on the Commission's Web Site at (http://www.sec.gov).

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by the more detailed information contained in this Information Statement and the attached Annexes. Unless otherwise defined, capitalized terms in this Summary have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement and the Annexes in their entirety.
--------------------------------------------------------------------------------

THE STOCKHOLDER CONSENT

     STOCKHOLDER VOTES WILL NOT BE SOLICITED. All of the actions described on the first page of this Information Statement have been approved by the Board of Directors and by the majority of the shareholders; The majority of the shareholders have agreed to vote as follows:

     (i) Ratify the election of Richard P. Underwood to the Company's Board of Directors;

     (ii) Approve the appointment of Jewett Schwartz & Associates as the Company's independent auditors;

     (iii)  Approve the Company's Code of Ethics (as set forth below);

     (iv) Approve the Company's Employee Compensation Plan (as set forth below);

     (v) Approve the Company's re-incorporation under the laws of the State of Florida;

     (vi) Approve the a one for ten reverse split (1:10) of the Company's outstanding common stock;

     (vii) Approve the Amendment to the Company's Articles of Incorporation to change the Company's name to Allied Energy Group, Inc.;

     (viii) Ratify the Company's acquisition of Allied Syndications, Inc.

     All of the above resolutions have been agreed to by the holder of the majority of our outstanding common stock entitled to vote thereon, namely, Richard P. Underwood, who owned 285,000,000 pre-split shares of our voting stock based upon the contract and his Series A Convertible Preferred Shares. No vote of any other stockholder is necessary and stockholders are not being solicited. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. Each holder of record of Preferred Stock as of the Record Date will be entitled to 1,000 votes per share of Preferred Stock. Accordingly, as of the Record Date, the total outstanding voting power of the Company is equal to approximately 305,000,000 shares. Only holders of record of Common Stock and the Company's Series A Convertible Preferred Stock (the "Series A Stock"), the "Preferred Stock") at the close of business on December 9, 2005 (the "Record Date") will be entitled to notice of and to vote at the Meeting. The holders of Common Stock and Preferred Stock will vote together as one class on all the matters to be considered at the Meeting.

THE COMPANY

     Technol Fuel Conditioners, Inc., a Colorado corporation (the "Company") was incorporated in the State of Colorado and has been operating as the holding company of a manufacturer of fuel additives in industry and automotive applications (Technol Fuel Conditioners, Inc. of New Jersey) prior to the Company completing the acquisition (the "Acquisition") of the controlling interest in Allied Syndications, Inc., a Texas corporation (the "Allied Subsidiary") pursuant to the Agreement and Plan of Acquisition dated April 10, 2005 (the "Acquisition Agreement"). The Company acquired a controlling interest in Allied which became effective upon filing the Articles of Share Acquisition in Colorado and Texas on April 29, 2005 and the final approvals of counsel which occurred on May 20, 2005. The Acquisition Agreement was followed by the sale of the Company's only then existing subsidiary, Technol Fuel Conditioners, Inc., a New Jersey corporation ("TFC-New Jersey") to management of Technol Acquisition Group, Inc. a New Jersey corporation which constituted all of the prior operations of the Company.


     With the acquisition of a controlling interest in Allied, the Company intends to pursue opportunities in the oil, gas and natural resources arena. The Company anticipates that, subject to the approval of all of the stockholders of Allied, the Allied Subsidiary will become a wholly-owned subsidiary of the Company upon completion of certain "step transactions" between the Company and each of the remaining stockholders of the Allied Subsidiary (the "Merger". In connection with the reverse split of the Company's Common Stock, the Company has no plans to "take the Company private." (A copy of the Form 8-K filed by the Company in connection with the partial acquisition of the Allied Subsidiary is attached as Annex A-1.) Under the terms of the Merger, the Company will also seek to acquire all of the remaining common stock of the Allied Subsidiary and the Allied Subsidiary will become, pending the completion of the acquisition by the Company, a wholly-owned subsidiary of the Company. Given the small shareholder base of the Allied Subsidiary and the sophistication and stature of the other shareholders of the Allied Subsidiary, the Company anticipates that the acquisition of the Allied Subsidiary will be completed under the exemptions provided by Section 4(2) of the Securities Act of 1933 together with Rule 506 of Regulation D adopted thereunder.


RATIFY THE ELECTION OF RICHARD P. UNDERWOOD TO THE BOARD OF DIRECTORS

     Richard P. Underwood is President, Chief Executive Officer, and founder of Allied Syndications, Inc. (the "Allied Subsidiary") and is also the Company's President, Chief Executive Officer, and Director. Mr. Underwood also beneficially owns an aggregate of 285,000,000 pre and 28,500,000 post reverse split shares of the Company's voting shares that he and his family acquired upon the Company's partial acquisition of the Allied Subsidiary.

APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors approved the appointment of Jewett Schwartz and Associates of Hollywood, Florida as the Company's independent auditors.

APPROVAL OF CODE OF ETHICS

     The Company's Board of Directors approved the Code of Ethics attached hereto as set forth below. The Code of Ethics provides a basis for the behavior that the Company expects of its officers, directors, and employees and was adopted in light of the provisions of the Sarbanes-Oxley Act of 2002 and the Company's desire to adhere to the highest ethical standards. (See Annex D)

APPROVAL OF EMPLOYEE COMPENSATION PLAN

     The Company's Board of Directors seeks to maintain and attract highly talented and skilled persons as employees of the Company. To that end, the Company's Board of Directors approved the Employee Compensation Plan with an aggregate of 4,000,000 shares of the Company's Common Stock to be issued to the Company's employees at the discretion of the Company's Board of Directors. (See Annex C attached hereto.)

APPROVAL OF REINCORPORATION UNDER THE LAWS OF THE STATE OF FLORIDA

     The Company's Board of Directors approved the plan to re-incorporate and re-domicile the Company in the State of Florida. The reincorporation in Florida is designed to assist the Company in attracting officers and directors to the Company in light of the more extensive indemnification provisions of Florida law compared to similar provisions under the laws of Colorado. Further, the Company's offices are closer to Florida than to Colorado and the Company's legal counsel resides in and maintains offices in Florida which will allow the Company to better manage its corporate charter and adhere to the corporation laws of its state of domicile. Management has also been advised that Florida has a more favorable corporate tax structure than Colorado.

     Currently, the Company is a Colorado corporation and our Articles of Incorporation authorize the issuance of up to 700,000,000 shares of capital stock, 690,000,000 of which are designated as Common Stock, .$001 par value per share and 10,000,000 of which are designated as Preferred Stock, $0.01 par value per share. The Board has designated 1,000,000 shares of one class of Preferred Stock - Series A Convertible Preferred Stock. As of the Record Date there were 19,675,000 shares of the Company's common stock and 285,000 shares of the Company's Series A Stock issued and outstanding

     If the proposal to reincorporate in Florida is approved, then the Company's Articles of Incorporation will authorize the issuance of up to 200,000,000 shares common stock, with $0.001 par value per share, and 10,000,000 shares of Preferred Stock with no par value per share. Of the authorized shares of Preferred Stock, 4,400,000 shares will be designated as Series A Convertible Preferred Stock and have substantially identical terms as the Company's outstanding Series A Stock.

     The Company is currently governed by the Colorado Business Corporation Act
     (CBCA). The CBCA requires a corporation to have at least one director and requires that the number of persons constituting a corporation's board of directors, whether a specific number or a range of size, be fixed by or in accordance with the bylaws, Colorado law permits either the board of stockholders to take action to Amend its Articles of Incorporation by consent if permitted under the Company Articles. Technol's Articles do not so permit and therefore a shareholder vote is required.

     The Company also plans to adopt By-Laws for the Florida corporation that will be identical to the Company's current By-Laws. (See Annex F)

APPROVAL OF REVERSE SPLIT (1:10) OF THE COMPANY'S COMMON STOCK

     The Company's Board of Directors approved the reverse split of the Company's Common Stock so that, upon effectuation of the reverse split on the record date (the "Record Date") each holder of ten (10) of the Company's existing Common Stock (the "Old Shares") will receive one (1) new share (the "New Shares") of the Company's Common Stock (the "Reverse Split"). The Record Date is to be set by the Board of Directors immediately following the Stockholders' Meeting. The Reverse Split will likely impact the Company in several respects. First, the number of shares of the Company's Common Stock outstanding will be reduced from 19,675,000 to 1,967,500 (after taking into account shares issued to round up any fractional share amounts and the lack of any impact on shareholders whose holdings, of record, were ten (10) or fewer shares). Since the Company's Articles of Incorporation authorizes the issuance of an aggregate of 700,000,000 common shares, and before the Reverse Split and on the Record Date the Company had 19,675,000 shares of the Company's Common Stock outstanding, the Reverse Split will allow the Company's Board of Directors to complete the acquisition of Allied Syndications, Inc. by the issuance of new restricted shares, issue additional shares of the Company's Common Stock to raise capital, to liquidate existing debt, to effect a merger or acquisition, and to allow equity-based compensation to Company officers, directors, and employees.

     Secondly, the Company believes that as a result of the Reverse Split and if the Acquisition of the Allied Subsidiary is successful, there is some possibility that the trading range of the Company's Common Stock may be at a higher level with fewer shares outstanding. Thirdly, the Company is aware that under Rule 3a51-1 of the Exchange Act, the Company's Common Stock will be less likely deemed a "Penny Stock" (with lesser significant impediments on the potential trading market for the stock). While there can be no assurance that the Acquisition of the Allied Subsidiary will be successful or will be fully completed, the Company believes that maintaining a disproportionately high level of shares outstanding relative to the Company's foreseeable operations, sales revenues, and profits will likely result in effectively denying the Company's Common Stock an ability to attract and maintain any following among larger, more highly-regarded investment bankers, investors, and security analysts in the overall investment marketplace. At the same time, there can be no assurance that if the Reverse Split is approved, that the price of the New Shares will be ten times the price of the Old Shares in the market or that any shareholder will not lose or substantially all of their investment as a result of the Reverse Split.

APPROVAL OF THE AMENDMENT TO CHANGE THE COMPANY'S NAME

     The Company's Board of Directors approved the proposed Amendment to the Company's Articles of Incorporation so that, as amended, the Company's name is to be changed to Allied Energy Group, Inc.

RATIFY THE ACQUISITION OF ALLIED SYNDICATIONS, INC.


     The Company acquired a controlling interest in Allied Syndications, Inc., a Texas corporation (the "Allied Subsidiary") in June 2005 and pursuant to the Agreement and Plan of Acquisition attached hereto as part of Annex B. The acquisition of the controlling interest was completed by the Company issuing shares of its Series A Convertible Preferred Stock to Richard P. Underwood (directly and indirectly), the President, Chief Executive Officer and controlling stockholder of the Allied Subsidiary. Following the June 2005 partial acquisition of Allied Energy, the Company ceased all operations relating to its historical business (held in the subsidiary known as Technol Fuel Conditioners, Inc., a New Jersey corporation ("Technol-New Jersey") and sold the assets to Technol-New Jersey's management and third parties. The sale of Technol New Jersey also relieved the Company of over one (1) million dollars in corporate debt which the Company had not been adequately servicing and which put the Company at risk on a continuing basis. The Company has since adopted the business of the Allied Subsidiary which, since July of 2003, has been engaged in the acquisition and development of oil and gas interests and the syndication of funds to acquire such types of properties. Accordingly, we plan to amend our Articles of Incorporation and change our name to Allied Energy Group, Inc. to better reflect our business and future plans. See Annex "A" attached hereto. Further, if accordance with the Plan of Merger (the "Merger"), if the shareholders approve the Reincorporation Proposal and the Merger is effected:


     (A) the Company will be merged with and into Allied Energy Group, Inc., a Florida corporation, with the latter remaining as the surviving corporation and the Company's existence as a Colorado corporation will cease;

     (B) each holder of outstanding Company common stock will receive one share of Allied Energy Group, Inc. common stock for every 10 shares of Company common stock held by such holder;

     (C) the Company's Series A Convertible Preferred Stock, which, subject to certain conditions, is currently convertible into 1,000 shares of post reverse split Common Stock, will be exchanged for a like number of a new shares of preferred stock having substantially identical terms as the Series A Convertible Preferred Stock, except that such new preferred stock will he convertible into 100 (i.e., 1,000 divided by 10) of new common stock following the Merger;

     (D) all outstanding options, warrants and other rights to purchase shares of Company common stock will automatically convert into an option, warrant or right to purchase one tenth of the number of shares of the Allied Energy Group, Inc. common stock at a purchase price equal to the purchase price of such option, warrant or other right to purchase Company common stock;


     (E) the name of the surviving corporation will be called "Allied Energy Group, Inc." (See Annex E attached hereto.)

     Under the terms of the Merger, the Company will seek to acquire all of the remaining common stock of the Allied Subsidiary and the Allied Subsidiary will become, pending the completion of the acquisition by the Company, a wholly-owned subsidiary of the Company. Give the small shareholder base of the Allied Subsidiary and the sophistication and stature of the other shareholders of the Allied Subsidiary, the Company anticipates that the acquisition of the Allied Subsidiary will be completed under the exemptions provided by Section 4(2) of the SEcurities Act of 1933 together with Rule 506 of Regulation D adopted thereunder.

     A copy of the fiancial statements of the Allied Subsidiary for the last two years and the most recent interim period preceding the acquisition of a controlling interest in the Allied subsidiary are attached hereto together with related financial statements.

EXECUTIVE COMPENSATION

     The Company's Board of Directors has authorized the Compensation of its officers in 2004 with the following cash salaries including those of Allied Syndications in 2005:

                                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                Long-Term Compensation
                           --------------------------------   ----------------------------------
                                                                      Awards       Payouts
                           --------------------------------   ----------------------------------
                                                  Other       Restricted   Securities
    Name and                                      Annual         Stock     Underlying              All Other
   Principal                Salary    Bonus    Compensation     Awards      Options/      LTIP      Compen-
    Position        Year     ($)       ($)         ($)            (s)         SARs       Payouts     sation
      (a)           (b)      (c)       (d)         (e)          ($)(f)       (#)(g)      ($)(h)      ($)(i)
-----------------   ----   -------   -------   ------------   ----------   ----------   --------   ---------
Melvin E.           2002   $39,000   $     0     $     0        $     0            0     $     0    $     0
Hooper              2003   $41,000   $ 2,500     $     0        $     0            0     $     0    $     0
President, CEO      2004   $42,000   $ 1,000     $     0        $     0            0     $     0    $     0

Odette              2002   $ 6,500   $     0     $     0        $     0            0     $     0    $     0
Lichtman,           2003   $ 5,500   $     0     $     0        $     0            0     $     0    $     0
V.P. Finance,       2004   $11,500   $     0     $     0        $     0            0     $     0    $     0
Secretary

All Directors       2002   $45,500   $     0     $     0        $     0            0     $     0    $     0
as a Group          2003   $46,500   $ 2,500     $     0        $     0            0     $     0    $     0
(2 persons)         2004   $53,500   $ 1,000     $     0        $     0            0     $     0    $     0

Richard P.
Underwood           2005   $  338K   $  100K                    $     0            0           0    $     0

Steven S.
Stengell            2005   $  100K   $   20K                    (s)750K            0           0    $     0

Scott A.
Harris              2005   $  104K   $   40K                    (s)750K            0           0    $     0

Total New
Off. & Directors    2005   $  442K   $   60K                    (s)1,500



With respect to cash salaries, the Company may change or increase salaries as the Company's profits and cash flow allow. No other compensation was paid, accrued, earned, or received by any of the Company's officers and directors.

COMPENSATION OF DIRECTORS

Except as may be approved by the Company's Board of Directors, the Company's Directors are not currently compensated on a regular basis as a director of the Company and each does not receive any re-imbursement for out-of-pocket costs incurred in attending meetings. The Company's compensation policies are subject to change and the Board of Directors may approve or establish such compensation arrangements from time to time as it deems appropriate in view of the Company's requirements.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company's Common Stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of December 8, 2005.

                           (2)                   (3)
                         Name And             Amount And
      (1)               Address Of            Nature Of          (4)
    Title Of            Beneficial            Beneficial     Percent Of
     Class                Owner               Owner (1)      Class (1)(2)
    --------            ----------            ----------     ------------

Common Stock(1)  Richard P. Underwood        285,000,000        95%
                 2800 Griffin Drive
                 Bowling Green, Kentucky
                 42101

Officers and Directors as a group (1 person) 285,000,000        95%


----------
Footnotes:

(1)(2) The share amounts and percentages shown for the shares, if fully converted, owned and held by Richard P. Underwood of shares of the Company's Series A Convertible Preferred Stock, the Company's President and Chief Executive Officer, represent shares he acquired upon the Company's acquisition of his controlling interest in Allied Syndications, Inc., Texas corporation (the "Allied Subsidiary"). They include shares issued to Technol Acquisition Corp., a Florida corporation for which Mr. Underwood is an officer, director, and shareholder.

DIRECTORS AND OFFICERS

         The names and ages of the Directors and/or Executive Officers of the Company are as follows:

         Name                        Age                   Position
         ----                        ---                   --------

Richard P. Underwood                 53     President, Chief Executive Officer,
                                                   Secretary and Director

Steven S. Stengel                    32            Senior V.P. Operations

Scott A. Harris                      40         Senior V.P. Project Funding

         The Directors serve until the next annual meeting of shareholders or until their successors are elected and qualified.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     The interest of Richard P. Underwood who currently owns and controls approximately 95% of the Company's voting securities will not be changed or affected in any way as a result of the Reverse Split.

     The Company is not aware of any director who has or will oppose the Reverse Split or any of the other proposals listed in this Information Statement or any other persons who have expressed, in writing, any opposition to the Reverse Split.

PROPOSALS BY SECURITY HOLDERS

     The Company's Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent other than those referred to in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (800/330-2535, Ext. 221) or by mail to the Company's mailing address at 2800 Griffin Drive, Bowling Green, Kentucky 42101.

BY ORDER OF THE BOARD OF DIRECTORS


Richard P. Underwood
President, CEO, & Director
January  __, 2005

                     FACTORS THAT MAY AFFECT FUTURE RESULTS

     The Company's business organization, the Company's limited business diversification, reliance upon Richard P. Underwood, certain technology and third parties, competitive trends in the marketplace, and other factors all involve elements of substantial risk. In many instances, these risks arise from factors over which the Company will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of the Company's Common Stock should also consider the following factors.

1. CONTINUED OPERATING LOSSES & DEVELOPMENT-STAGE COMPANY. Technol Fuel Conditioners, Inc. had incurred approximately $294,064.00 in losses during the twelve months ending December 31, 2004 and cumulative losses of $1,231,187 since the Company's inception. Allied Syndications, Inc. on the other, hand had approximately $4,100,277 in revenue in the year ending 12/31/2004 and approximate net profits of $671,411. ALLIED IS AN EARLY-STAGE COMPANY AND MAY WELL INCUR LOSSES IN THE FUTURE AS WELL AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE SUCCESSFUL OR THAT IT WILL BE PROFITABLE IN THE FUTURE. THE OIL AND GAS BUSINESS IS NOTORIOUSLY SPECULATIVE AND IS SUBJECT TO WIDE FLUCTUATIONS IN PRICE AND ALLIED WILL BE SUBJECT TO ALL OF THE UNCERTAINTIES OF THE OIL AND GAS BUSINESS.

2. CURRENT FINANCIAL STRUCTURE, LIMITED EQUITY, LIMITED WORKING CAPITAL & NEED FOR ADDITIONAL FINANCING. While the Company's management believes that its financial policies have been prudent, the Company anticipates that it will need to raise significant additional capital to implement is business plan. While the Company believes that it will be successful, the Company has had only limited discussions with potential investors and there can be no guarantee that the Company will receive additional capital from any investors or, if it does receive sufficient additional capital, that it can obtain additional capital on terms that are reasonable in light of the Company's current circumstances.

3. AUDITOR'S OPINION: GOING CONCERN. The Company's independent auditors had expressed substantial doubt about the Company's ability to continue as a going concern since the Company is an early-stage company with limited financial resources. The Company believes that with the acquisition of Allied, the opinion of the auditors will be modified.

4. SUBORDINATE TO EXISTING AND FUTURE DEBT & AUTHORIZED BUT UN-ISSUED PREFERRED STOCK. All of the Common Stock is subordinate to the claims of the Company's existing and future creditors and the holders of the Company's existing preferred stock and any that may be issued in the future.

 5. CONTROL. Our officers and directors now directly and indirectly hold an aggregate of 285,000,000 effective shares of the Company's common stock. This represents nearly 95% of the Company's total outstanding voting stock as of December 8, 2005 and thereby allows the Company's officers and directors to retain control over the Company.

6. DEPENDENCE UPON KEY PERSONNEL AND NEW EMPLOYEES. We believe that our success will depend, to a significant extent, on the efforts and abilities of Richard P. Underwood, Stephen S. Stengell, and Scott Harris. The loss of the services of any of them could have a material and continuing adverse effect on the Company. Our success also depends upon our ability to attract and retain qualified employees. Hiring to meet our anticipated operations will require that we assimilate significant numbers of new employees during a relatively short period of time. We currently do not maintain any key man life insurance on the lives of any of our officers or directors.

7. FACTORS CITED IN FORM 8-K. The Company has completed the partial acquisition of Allied Syndications, Inc. ("Allied"). While the Company made a diligent review and evaluation of Allied and believes that the acquisition, if completed, offers a substantial opportunity for the Company and its stockholders, the risk factors cited in the Form 8-K that accompanies this Information Statement remain as significant risks and uncertainties will likely continue to face the Company.


8. Limited Resources and Limited Due Diligence. The Company entered into the agreement with Allied Syndications, Inc. and seeks to complete the acquisition of the Allied Subsidiary on the basis of the due diligence and efforts taken by the Company to evaluate the suitability and future prospects of Allied. However, the Company has had only limited resources to complete a due diligence evaluation of Allied Syndications, Inc. and there can be no assurance that the Company's evaluation of the Allied Subsidiary, the Merger, or the terms of the Merger are suitable or appropriate. Further, the Company may later discover that the Merger has or will cause the Company to incur significant and substantial liabilities with consequent losses to the Company and its shareholders.

                                  ATTACHMENTS:


  ANNEX A-FORM 10KSB AND FINANCIAL STATEMENTS FOR ALLIED TWO MOST RECENT YEARS


                               ANNEX A-1-FORM 8-K

                    ANNEX B-AGREEMENT AND PLAN OF ACQUISITION

                       ANNEX C-EMPLOYEE COMPENSATION PLAN

                         ANNEX D-COMPANY CODE OF ETHICS

                           ANNEX E-ARTICLES OF MERGER

        ANNEX F-AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS

                               ANNEX A-FORM 10 KSB

FORM 10KSB IN INCORPORATED HEREIN BY THIS REFERENCE. OUR FORM 10-KSB FOR THE FISCAL YEAR ENDED 12/31/2004 WAS RE-FILED ON DECEMBER 21, 2005. A COMPLETE COPY OF THE FORM 10-KSB MAY BE VIEWED AT WWW.SEC.GOV .

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  June 30, 2005


                                                                   Technol Fuel   Allied Energy  Consolidated
                                                                   Conditioners      Group         Balance
                                                                       TFC            AEG           Sheets
                                                                   -----------    -----------    -----------
                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                           $        --    $   728,669    $   728,669
Investment in marketable securities                                          --            500            500
Accounts receivable, net                                                 17,397             --         17,397
Inventory                                                                10,150             --         10,150
Notes receivable                                                            410        102,908        103,318
                                                                    -----------    -----------    -----------
Total Current Assets                                                     27,957        832,077        860,034

Property and equipment, net                                               2,710        345,347        348,057

Deferred tax assets                                                          --        268,610        268,610
Deposits                                                                     --        675,385        675,385
Lease acquisition - mineral rights                                           --        154,009        154,009
                                                                    -----------    -----------    -----------

Total Assets                                                        $    30,667    $ 2,275,428    $ 2,306,095
                                                                    ===========    ===========    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Cash overdraft                                                      $     7,931    $        --    $     7,931
Accounts payable and accrued liabilities                                334,591         38,992        373,583
Line of credit from related party                                       350,530             --        350,530
Loans payable to stockholder                                            973,702             --        973,702
                                                                    -----------    -----------    -----------
Total Current Liabilities                                             1,666,754         38,992      1,705,746

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE

Common stock,  70,00,000 shares authorized at $.001 par
value,  19,675,000 shares issued and outstanding                         19,675             --         19,675

Common Stock, 10,000,000 shares of no par value
authorized, 1,710,495 shares issued and outstanding                          --

Additional paid-in capital                                              528,625      4,489,452      5,018,077
Retained Earnings (Accumulated deficit)                              (2,184,387)    (2,253,016)    (4,437,403)
                                                                    -----------    -----------    -----------
Total Shareholders' Deficiency                                       (1,636,087)     2,236,436        600,349
                                                                    -----------    -----------    -----------

Total Liabilities & Shareholders' Equity (Deficiency)               $    30,667    $ 2,275,428    $ 2,306,095
                                                                    ===========    ===========    ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               As of June 30, 2005

                                                           Technol Fuel    Allied Energy  Consolidated
                                                           Conditioners       Group       Statements of
                                                              (TFC)           (AEG)        Operations
                                                          ------------    ------------    ------------
NET SALES                                                 $     53,668       1,009,703    $  1,063,371

Cost of goods sold                                              33,066       1,538,970       1,572,036
                                                          ------------    ------------    ------------

GROSS PROFIT                                                    20,602        (529,267)       (508,665)

OPERATING EXPENSES:
  Selling, general and administrative                          159,660         820,831         980,491
                                                          ------------    ------------    ------------

INCOME FROM OPERATIONS                                        (139,058)     (1,350,098)     (1,489,156)
                                                          ------------    ------------    ------------

Other expenses:
  Interest expense, net                                         (9,454)             --          (9,454)
                                                          ------------    ------------    ------------

Total other expenses, net                                       (9,454)             --          (9,454)
                                                          ------------    ------------    ------------

Earnings from continuing operations
   before provision for income taxes                          (148,512)     (1,350,098)     (1,498,610)

Benefit from income taxes                                           --              --              --
                                                          ------------    ------------    ------------

NET INCOME                                                $   (148,512)   $ (1,350,098)   $ (1,498,610)
                                                          ============    ============    ============

EARNINGS PER SHARE - Basic and diluted                    $     (0.008)   $      (0.79)   $      (0.07)
                                                          ============    ============    ============

Weighted average shares outstanding - basic and diluted     19,675,000       1,710,495      21,385,495
                                                          ============    ============    ============

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               As of June 30, 2005


                                                        Technol Fuel     Allied Energy    Consolidated
                                                        Conditioners        Group         Statements of
                                                           (TFC)            (AEG)          Cash Flows
                                                        -----------      -----------      -----------
Cash Flows from Operating Activities:
Net loss                                                $  (148,512)     $(1,350,098)     $(1,498,610)
Adjustments to reconcile net loss to net cash
    used in operating activities:
Changes in operating assets and liabilities:                     --               --               --
    Accounts receivables                                     29,335               --           29,335
    Inventory                                                 3,142               --            3,142
 Notes receivable                                                --          (16,818)         (16,818)
 Other assets                                                    --         (123,303)        (123,303)
 Accounts payable and accrued expenses                      (22,167)         (58,009)         (80,176)
                                                        -----------      -----------      -----------

Net cash provided by (used in) operating activities        (138,202)      (1,548,228)      (1,686,430)
                                                        -----------      -----------      -----------

Cash Flows from Investing Activities:
Purchases of property and equipment                              --         (124,163)        (124,163)
Purchases of marketable securities                               --               --               --
                                                        -----------      -----------      -----------

Net cash used in investing activities                            --         (124,163)        (124,163)
                                                        -----------      -----------      -----------

Cash Flows from Financing Activities:
     Proceeds from notes to stockholders                    130,482               --          130,482
  Procceds from sales of common stock                            --        1,346,592        1,346,592
  Capital acquisition costs                                      --               --               --
                                                        -----------      -----------      -----------

Net cash provided by financing activities                   130,482        1,346,592        1,346,592
                                                        -----------      -----------      -----------

Net increase in cash and cash equivalents                    (7,720)        (325,799)        (333,519)

Cash and cash equivalents, beginning of year                   (211)       1,054,468        1,054,257
                                                        -----------      -----------      -----------

Cash and cash equivalents, end of year                  $    (7,931)     $   728,669      $   720,738
                                                        ===========      ===========      ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                December 31, 2004

                                                          Technol Fuel   Allied Energy  Consolidated
                                                          Conditioners      Group         Balance
                                                              TFC            AEG          Sheets
                                                          -----------    -----------    -----------
                            ASSETS

CURRENT ASSETS
Cash and cash equivalents                                 $        --    $ 1,054,468    $ 1,054,468
Investment in marketable securities                                --            500            500
Accounts receivable, net                                       46,732             --         46,732
Inventory                                                      13,292             --         13,292
Notes receivable                                                  410         86,092         86,502
                                                          -----------    -----------    -----------
Total Current Assets                                           60,434      1,141,060      1,201,494

Property and equipment, net                                     2,710        221,184        223,894
Deferred tax assets                                                --        268,610        268,610
Deposits                                                           --        639,386        639,386
Lease acquisition - mineral rights                                 --         66,705         66,705
                                                          -----------    -----------    -----------
Total Assets                                              $    63,144    $ 2,336,945    $ 2,400,089
                                                          ===========    ===========    ===========

IABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Cash overdraft                                            $       211    $        --    $       211
Accounts payable and accrued liabilities                      356,758         14,678        371,436
Line of credit from related party                             350,530         82,323        432,853
Loans payable to stockholder                                  843,220             --        843,220
                                                          -----------    -----------    -----------
Total Current Liabilities                                   1,550,719         97,001      1,647,720

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE

Common stock,  70,00,000 shares authorized at $.001 par
value,  19,675,000 shares issued and outstanding               19,675             --         19,675

Common Stock, 10,000,000 shares of no par value
authorized, 1,710,495 shares issued and outstanding                --             --             --

Additional paid-in capital                                    528,625      3,142,860      3,671,485
Retained Earnings (Accumulated deficit)                    (2,035,875)      (902,916)    (2,938,791)
                                                          -----------    -----------    -----------
Total Shareholders' Deficiency                             (1,487,575)     2,239,944        752,369
                                                          -----------    -----------    -----------

Total Liabilities & Shareholders' Equity (Deficiency)     $    63,144    $ 2,336,945    $ 2,400,089
                                                          ===========    ===========    ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             As of December 31, 2004

                                                          Technol Fuel     Allied Energy   Consolidated
                                                          Conditioners        Group       Statements of
                                                             (TFC)           (AEG)         Operations
                                                          ------------    ------------    ------------
NET SALES                                                 $    305,295       4,100,277    $  4,405,572

Cost of goods sold                                             105,826       2,358,838       2,464,664
                                                          ------------    ------------    ------------

GROSS PROFIT                                                   199,469       1,741,439       1,940,908

OPERATING EXPENSES:
  Selling, general and administrative                          420,858       1,285,193       1,706,051
                                                          ------------    ------------    ------------

INCOME FROM OPERATIONS                                        (221,389)        456,246         234,857
                                                          ------------    ------------    ------------

Other expenses:
  Depreciation expense                                              --          28,745          28,745
  Interest expense, net                                        (73,251)             --         (73,251)
                                                          ------------    ------------    ------------

Total other expenses, net                                      (73,251)         28,745         (44,506)
                                                          ------------    ------------    ------------

Earnings from continuing operations
   before provision for income taxes                          (294,640)        427,501         279,363

Benefit from income taxes                                           --         268,610         268,610
                                                          ------------    ------------    ------------

Net income (loss)                                             (294,640)        696,111         401,471

Other comprehensive loss:
  Unrealized loss on marketable securities                          --         (24,700)        (24,700)
                                                          ------------    ------------    ------------


NET INCOME                                                $   (294,640)   $    671,411    $    376,771
                                                          ============    ============    ============

EARNINGS PER SHARE - Basic and diluted                    $     (0.015)   $       0.39    $       0.02
                                                          ============    ============    ============

Weighted average shares outstanding - basic and diluted     19,675,000       1,710,495      21,385,495
                                                          ============    ============    ============

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             As of December 31, 2004

                                                      Technol Fuel   Allied Energy  Consolidated
                                                      Conditioners      Group       Statements of
                                                         (TFC)          (AEG)        Cash Flows
                                                      -----------    -----------    -----------
Cash Flows from Operating Activities:
Net income (loss)                                     $  (294,640)   $   671,411    $   376,771
Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
Depreciation and amortization                                 432         28,745         29,177
Unrealized loss of marketable securities                       --         24,700         24,700
Benefit from income taxes                                      --       (268,610)      (268,610)
Changes in operating assets and liabilities:                   --             --             --
    Accounts receivables                                   32,123             --         32,123
    Inventory                                             (12,516)            --        (12,516)
 Notes receivable                                              --        (61,092)       (61,092)
 Other assets                                                  --       (486,706)      (486,706)
 Accounts payable and accrued expenses                     67,863         94,405        162,268
                                                      -----------    -----------    -----------

Net cash provided by (used in) operating activities      (206,738)         2,853       (203,885)
                                                      -----------    -----------    -----------

Cash Flows from Investing Activities:
Purchases of property and equipment                        (3,142)      (234,576)      (237,718)
Purchases of marketable securities                             --        (25,200)       (25,200)
                                                      -----------    -----------    -----------

Net cash used in investing activities                      (3,142)      (259,776)      (262,918)
                                                      -----------    -----------    -----------

Cash Flows from Financing Activities:
     Proceeds from notes to stockholders                  207,579             --        207,579
  Procceds from sales of common stock                          --      1,561,912      1,561,912
  Capital acquisition costs                                    --       (311,116)      (311,116)
                                                      -----------    -----------    -----------

Net cash provided by financing activities                 207,579      1,250,796      1,250,796
                                                      -----------    -----------    -----------

Net increase in cash and cash equivalents                  (2,301)       993,873        991,572

Cash and cash equivalents, beginning of year                2,090         60,595         62,685
                                                      -----------    -----------    -----------

Cash and cash equivalents, end of year                $      (211)   $ 1,054,468    $ 1,054,257
                                                      ===========    ===========    ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  June 30, 2004



                                                                           Technol Fuel   Allied Energy  Consolidated
                                                                           Conditioners      Group         Balance
                                                                               TFC            AEG           Sheets
                                                                           -----------    -----------    -----------
                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                   $     6,130    $    74,911    $    81,041
Investment in marketable securities                                                  --             --             --
Accounts receivable, net                                                         23,789             --         23,789
Inventory                                                                        18,281             --         18,281
Notes receivable                                                                    410         57,918         58,328
                                                                            -----------    -----------    -----------
Total Current Assets                                                             48,610        132,829        181,439

Property and equipment, net                                                          --        124,341        124,341

Deferred tax assets                                                                  --             --             --
Deposits                                                                             --        431,385        431,385
Lease acquisition - mineral rights                                                   --             --             --
                                                                            -----------    -----------    -----------

Total Assets                                                                $    48,610    $   688,555    $   737,165
                                                                            ===========    ===========    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Cash overdraft                                                              $        --    $        --    $        --
Accounts payable and accrued liabilities                                        314,830         72,468        387,298
Line of credit from related party                                               223,223             --        223,223
Loans payable to stockholder                                                    803,291             --        803,291
                                                                            -----------    -----------    -----------
Total Current Liabilities                                                     1,341,344         72,468      1,413,812

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE

Common stock,  70,00,000 shares authorized at $.001 par
value,  19,675,000 shares issued and outstanding                                 19,675             --         19,675

Common Stock, 10,000,000 shares of no par value
authorized, 1,710,495 shares issued and outstanding                                  --             --             --

Additional paid-in capital                                                      528,625      3,183,454      3,712,079
Retained Earnings (Accumulated deficit)                                      (1,841,034)    (2,567,367)    (4,408,401)
                                                                            -----------    -----------    -----------
Total Shareholders'  Equity (Deficiency)                                     (1,292,734)       616,087       (676,647)
                                                                            -----------    -----------    -----------

Total Liabilities & Shareholders' Equity (Deficiency)                       $    48,610    $   688,555    $   737,165
                                                                            ===========    ===========    ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               As of June 30, 2004

                                                             Technol Fuel     Allied Energy     Consolidated
                                                             Conditioners        Group          Statements of
                                                                (TFC)            (AEG)           Operations
                                                            ------------      ------------      ------------
NET SALES                                                   $    142,176         1,480,024      $  1,622,200

Cost of goods sold                                                58,407         1,172,383         1,230,790
                                                            ------------      ------------      ------------

GROSS PROFIT                                                      83,769           307,641           391,410

OPERATING EXPENSES:
  Selling, general and administrative                            159,151         1,300,681         1,459,832
                                                            ------------      ------------      ------------

INCOME FROM OPERATIONS                                           (75,382)         (993,040)       (1,068,422)
                                                            ------------      ------------      ------------

Other expenses:
  Depreciation expense                                                --                --                --
  Interest expense, net                                          (24,417)               --           (24,417)
                                                            ------------      ------------      ------------

Total other expenses, net                                        (24,417)               --           (24,417)
                                                            ------------      ------------      ------------

Earnings from continuing operations
   before provision for income taxes                             (99,799)         (993,040)       (1,092,839)

Benefit from income taxes                                             --                --                --
                                                            ------------      ------------      ------------

NET INCOME                                                  $    (99,799)     $   (993,040)     $ (1,092,839)
                                                            ============      ============      ============

EARNINGS PER SHARE - Basic and diluted                      $     (0.005)     $      (0.58)     $      (0.05)
                                                            ============      ============      ============

Weighted average shares outstanding - basic and diluted       19,675,000         1,710,495        21,385,495
                                                            ============      ============      ============

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               As of June 30, 2004


                                                        Technol Fuel     Allied Energy    Consolidated
                                                        Conditioners        Group         Statements of
                                                           (TFC)            (AEG)          Cash Flows
                                                        -----------      -----------      -----------
Cash Flows from Operating Activities:
Net loss                                                $   (99,799)     $  (993,040)     $(1,092,839)
Adjustments to reconcile net loss to net cash
     used in operating activities:
Depreciation and amortization                                   432               --              432
Changes in operating assets and liabilities:                     --
    Accounts receivables                                     55,066               --           55,066
    Inventory                                               (14,795)              --          (14,795)
 Notes receivable                                                --          (32,918)         (32,918)
 Other assets                                                    --         (212,000)        (212,000)
 Accounts payable and accrued expenses                       25,935           69,871           95,806
                                                        -----------      -----------      -----------

Net cash provided by (used in) operating activities         (33,161)      (1,168,087)      (1,201,248)
                                                        -----------      -----------      -----------

Cash Flows from Investing Activities:
Purchases of property and equipment                          (3,142)        (108,987)        (112,129)
                                                        -----------      -----------      -----------

Net cash used in investing activities                        (3,142)        (108,987)        (112,129)
                                                        -----------      -----------      -----------

Cash Flows from Financing Activities:
     Proceeds from notes to stockholders                     40,343               --           40,343
  Procceds from sales of common stock                            --        1,291,390        1,291,390
  Capital acquisition costs                                      --               --               --
                                                        -----------      -----------      -----------

Net cash provided by financing activities                    40,343        1,291,390        1,291,390
                                                        -----------      -----------      -----------

Net increase in cash and cash equivalents                     4,040           14,316           18,356

Cash and cash equivalents, beginning of year                  2,090           60,595           62,685
                                                        -----------      -----------      -----------

Cash and cash equivalents, end of year                  $     6,130      $    74,911      $    81,041
                                                        ===========      ===========      ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                December 31, 2003

                                                        Technol Fuel  Allied Energy   Consolidated
                                                        Conditioners      Group         Balance
                                                            TFC            AEG          Sheets
                                                        -----------    -----------    -----------
                   ASSETS

CURRENT ASSETS
Cash and cash equivalents                               $     2,090    $    60,595    $    62,685
Accounts receivable, net                                     78,855             --         78,855
Inventory                                                       776             --            776
Notes receivable                                                 --         25,000         25,000
Prepaid expense and other current assets                        410             --            410
                                                        -----------    -----------    -----------
Total Current Assets                                         82,131         85,595        167,726

Property and equipment, net                                      --         15,354         15,354

Deposits                                                         --        219,385        219,385
                                                        -----------    -----------    -----------
Total Assets                                            $    82,131    $   320,334    $   402,465
                                                        ===========    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities                $   288,895    $     2,597    $   291,492
Line of credit from related party                           182,880             --        182,880
Loans payable to stockholder                                803,291             --        803,291
                                                        -----------    -----------    -----------
Total Current Liabilities                                 1,275,066          2,597      1,277,663

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE

Common stock,  700,000 shares authorized at $.001 par
value,  19,675,000 shares issued and outstanding             19,675             --         19,675

Common Stock, 10,000,000 shares of no par value
authorized, 1,710,495 shares issued and outstanding              --             --             --

Additional paid-in capital                                  528,625      1,892,064      2,420,689
Retained Earnings (Accumulated deficit)                  (1,741,235)    (1,574,327)    (3,315,562)
                                                        -----------    -----------    -----------
Total Shareholders' Equity (Deficiency)                  (1,192,935)       317,737       (875,198)
                                                        -----------    -----------    -----------

Total Liabilities & Shareholders' Equity (Deficiency)   $    82,131    $   320,334    $   402,465
                                                        ===========    ===========    ===========

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             As of December 31, 2003

                                                          Technol Fuel    Allied Energy   Consolidated
                                                          Conditioners       Group        Statements of
                                                              (TFC)          (AEG)         Operations
                                                          ------------    ------------    ------------
NET SALES                                                 $    298,967          79,625    $    378,592

Cost of goods sold                                             151,796         447,045         598,841
                                                          ------------    ------------    ------------

GROSS PROFIT                                                   147,171        (367,420)       (220,249)

OPERATING EXPENSES:
  Selling, general and administrative                          162,401       1,203,068       1,365,469
                                                          ------------    ------------    ------------

INCOME FROM OPERATIONS                                         (15,230)     (1,570,488)     (1,585,718)
                                                          ------------    ------------    ------------

Other expenses:
  Depreciation expense                                              --           3,839           3,839
  Interest expense, net                                        (84,235)             --         (84,235)
                                                          ------------    ------------    ------------

Total other expenses, net                                      (84,235)          3,839         (80,396)
                                                          ------------    ------------    ------------

Earnings from continuing operations
   before provision for income taxes                           (99,465)     (1,574,327)     (1,505,322)

Benefit from income taxes                                           --              --              --
                                                          ------------    ------------    ------------

                                                          $    (99,465)   $ (1,574,327)   $ (1,673,792)
                                                          ============    ============    ============

EARNINGS PER SHARE - Basic and diluted                    $     (0.005)   $      (2.00)   $      (0.08)
                                                          ============    ============    ============

Weighted average shares outstanding - basic and diluted     19,675,000         788,360      20,463,360
                                                          ============    ============    ============

                 ALLIED ENERGY GROUP / TECHNOL FUEL CONDITIONERS
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
     For the year ended December 31, 2003 - TFC and the period June 3, 2003
               (date of inception) through December 31, 2003 - AEG


                                                      Technol Fuel  Allied Energy   Consolidated
                                                      Conditioners      Group       Statements of
                                                         (TFC)          (AEG)        Cash Flows
                                                      -----------    -----------    -----------
Cash Flows from Operating Activities:
Net income (loss)                                     $   (99,465)   $(1,574,327)   $(1,673,792)
Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
Depreciation and amortization                                  --          3,839          3,839
Changes in operating assets and liabilities:                   --
    Accounts receivables                                  (38,349)            --        (38,349)
    Inventory                                              16,820         16,820
 Notes receivable                                              --        (25,000)       (25,000)
 Other assets                                                  --       (219,385)      (219,385)
 Accounts payable and accrued expenses                     54,522          2,597         57,119
                                                      -----------    -----------    -----------

Net cash provided by (used in) operating activities       (66,472)    (1,812,276)    (1,878,748)
                                                      -----------    -----------    -----------

Cash Flows from Investing Activities:
Purchases of property and equipment                            --        (19,193)       (19,193)
                                                      -----------    -----------    -----------

Net cash used in investing activities                          --        (19,193)       (19,193)
                                                      -----------    -----------    -----------

Cash Flows from Financing Activities:
     Proceeds from notes to stockholders                   57,714             --         57,714
     Payments on notes to stockholders                       (221)            --           (221)
  Procceds from sales of common stock                          --      2,365,080      2,365,080
  Capital acquisition costs                                    --       (473,016)      (473,016)
                                                      -----------    -----------    -----------

Net cash provided by financing activities                  57,493      1,892,064      1,949,557
                                                      -----------    -----------    -----------

Net increase in cash and cash equivalents                  (8,979)        60,595         51,616

Cash and cash equivalents, beginning of year               11,069             --         11,069
                                                      -----------    -----------    -----------

Cash and cash equivalents, end of year                $     2,090    $    60,595    $    62,685
                                                      ===========    ===========    ===========

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma unaudited consolidated financial information gives effect to the disposition of assets and the share exchange as if they occurred on September 30, 2005. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset disposition and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Allied Energy Group after the asset disposition and share exchange.



                                                                             Book Value of                                 Post
                                                                               TFC/AEG                                  Disposition/
                                             Book Value of    Book Value of   prior to                                     Share
                                              Technol Fuel    Allied Energy  Disposition/  Disposition     Effect of      Exchange
                                              Conditioners      Group        Exchange of      of TFC      exchange of  Allied Energy
                                                (TFC)           (AEG)          shares        Assets       TFC shares    Group (AEG)
                                              -----------    -----------    -----------    -----------    -----------   -----------
                    ASSETS


CURRENT ASSETS
Cash and cash equivalents                     $        --    $        --    $   661,701    $        --    $        --   $   661,701
Investment in marketable securities                    --            500            500             --             --           500
Accounts receivable, net                           17,397             --         17,397        (17,397)            --            --
Inventory                                          10,561             --         10,561        (10,561)            --            --
Notes receivable                                        -        103,116        103,116             --             --       103,116
                                              -----------    -----------    -----------    -----------    -----------   -----------
Total Current Assets                               27,958        765,317        793,275        (27,958)            --       765,317

Property and equipment, net                         2,710        349,818        352,528         (2,710)            --       349,818
Deferred tax assets                                    --        844,229        844,229             --             --       844,229
Deposits                                               --        675,385        675,385             --             --       675,385
Lease acquisition - mineral rights                     --        162,131        162,131             --             --       162,131
                                              -----------    -----------    -----------    -----------    -----------   -----------
Total Assets                                  $    30,668    $ 2,796,880    $ 2,827,548    $   (30,668)   $        --   $ 2,796,880
                                              ===========    ===========    ===========    ===========    ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Cash overdraft                                $     7,932    $        --    $     7,932         (7,932)   $        --   $        --
Accounts payable                                    8,250         15,078         23,328         (8,250)            --        15,078
Accrued liabilities                               336,073         58,692        394,765       (336,073)            --        58,692
Loans from shareholder                          1,314,500             --      1,314,500     (1,314,500)            --            --
                                              -----------    -----------    -----------    -----------    -----------   -----------
Total Current Liabilities                       1,666,755         73,770      1,740,525     (1,666,755)            --        73,770

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE
Common stock, 700,000 shares authorized
at $.001 par value, 19,675,000
shares issued and outstanding                      19,675             --         19,675        (19,675)            --            --

Common Stock, 10,000,000 shares of no par
value authorized, 1,710,495 shares issued
and outstanding                                        --             --             --             --             --            --

AMENDED CAPITAL STRUCTURE                                                                           --             --            --
Common stock, $0.0001 par value, 55,000,000
shares authorized, issued and outstanding              --                             -             --          5,500   $     5,500
Additional paid-in capital                        528,625      4,489,452   $  5,018,077      (528,625)         (5,500)    4,483,952
Retained Earnings (Accumulated deficit)        (2,184,387)    (1,766,342)  $ (3,950,729)     2,184,387             --    (1,766,342)
                                              -----------    -----------   ------------    -----------    -----------   -----------
Total Shareholders' Deficiency                 (1,636,087)     2,723,110      1,087,023      1,636,087             --     2,723,110
                                              -----------    -----------   ------------    -----------    -----------   -----------

Total Liabilities & Shareholders' Deficiency  $    30,668    $ 2,796,880    $ 2,827,548    $   (30,668)   $        --   $ 2,796,880
                                              ===========    ===========    ===========    ===========    ===========   ===========

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the nine months ended September 30, 2005


                                                                         Book Value of                                    Post
                                                                           TFC/AEG                                     Disposition/
                                         Book Value of    Book Value of   prior to                                       Share
                                          Technol Fuel    Allied Energy  Disposition/     Disposition     Effect of     Exchange
                                          Conditioners      Group        Exchange of        of TFC      exchange of   Allied Energy
                                            (TFC)           (AEG)          shares           Assets       TFC shares    Group (AEG)
                                         ------------    ------------    ------------    ------------    ----------   ------------

NET SALES                                $     53,668       1,976,671    $  2,030,339    $    (53,668)           --      1,976,671

Cost of goods sold                             33,066       2,105,386       2,138,452         (33,066)           --      2,105,386
                                         ------------    ------------    ------------    ------------    ----------   ------------

GROSS PROFIT                                   20,602        (128,715)       (108,113)        (20,602)           --       (128,715)

OPERATING EXPENSES:
  Selling, general and administrative         159,660       1,310,330       1,469,990        (159,660)           --      1,310,330
                                         ------------    ------------    ------------    ------------    ----------   ------------

INCOME FROM OPERATIONS                       (139,058)     (1,439,045)     (1,578,103)        139,058            --     (1,439,045)
                                         ------------    ------------    ------------    ------------    ----------   ------------

Other expenses:
  Interest expense, net                         9,452              --           9,452          (9,452)           --             --
                                         ------------    ------------    ------------    ------------    ----------   ------------

Total other expenses, net                       9,452              --           9,452          (9,452)           --             --
                                         ------------    ------------    ------------    ------------    ----------   ------------

Earnings from continuing operations
   before provision for income taxes         (129,606)     (1,439,045)     (1,587,555)        129,606            --     (1,439,045)

Benefit from income taxes                          --         575,619         575,619              --            --        575,619
                                         ------------    ------------    ------------    ------------    ----------   ------------

NET INCOME                               $   (129,606)   $   (863,426)   $ (2,163,174)   $    129,606            --   $   (863,426)
                                         ============    ============    ============    ============    ==========   ============

EARNINGS PER SHARE - Basic and diluted   $     (0.007)   $      (0.50)   $      (0.10)   $     (0.007)           --   $      (0.02)
                                         ============    ============    ============    ============    ==========   ============

Weighted average shares outstanding -
  basic and diluted                        19,675,000       1,710,495      21,385,495     (19,675,000)   55,000,000     55,000,000
                                         ============    ============    ============    ============    ==========   ============

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma unaudited consolidated financial information gives effect to the disposition of assets and the share exchange as if they occurred on Decemer 31, 2004. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset disposition and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Allied Energy Group after the asset disposition and share exchange.


                                                                            Book Value of
                                             Book Value of    Book Value of    TFC/AEG                                   Post Sale/
                                              Technol Fuel    Allied Energy     prior       Disposition     Effect of    Exchange
                                              Conditioners      Group        Exchange of      of TFC      exchange of  Allied Energy
                                                (TFC)           (AEG)          shares         Assets       TFC shares    Group (AEG)
                                              -----------    -----------    -----------    -----------    -----------   -----------

                    ASSETS


CURRENT ASSETS
Cash and cash equivalents                     $        --    $ 1,054,468    $ 1,054,468    $        --    $        --   $ 1,054,468
Investment in marketable securities                    --            500            500             --             --           500
Accounts receivable, net                           46,732             --         46,732        (46,732)            --            --
Inventory                                          13,292             --         13,292        (13,292)            --            --
Notes receivable                                      410         86,092         86,502           (410)            --        86,092
                                              -----------    -----------    -----------    -----------    -----------   -----------
Total Current Assets                               60,434      1,141,060      1,201,494        (60,434)            --     1,141,060

Property and equipment, net                         2,710        221,184    $   223,894         (2,710)            --       221,184
Deferred tax assets                                    --        268,610        268,610             --             --       268,610
Deposits                                               --        639,386        639,386             --             --       639,386
Lease acquisition - mineral rights                     --         66,705         66,705             --             --        66,705
                                              -----------    -----------    -----------    -----------    -----------   -----------
                                              $    63,144    $ 2,336,945      2,400,089    $   (63,144)   $        --   $ 2,336,945
                                              ===========    ===========    ===========    ===========    ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Cash overdraft                                $       211    $        --    $       211    $      (211)   $        --   $        --
Accounts payable and accrued liabilities          356,758         14,678        371,436       (356,758)            --        14,678
Line of credit from related party                 350,530         82,323        432,853       (350,530)            --        82,323
Loans payable to stockholder                      843,220             --        843,220       (843,220)            --            --
                                              -----------    -----------    -----------    -----------    -----------   -----------
                                                1,550,719         97,001      1,647,720     (1,550,719)            --        97,001

Shareholders' Equity (Deficiency)
ORIGINAL CAPITAL STRUCTURE
Common stock, 700,000 shares authorized at
$.001 par value, 19,675,000 shares issued
and outstanding                                    19,675             --         19,675        (19,675)            --            --

Common Stock, 10,000,000 shares of no
par value authorized, 1,710,495 shares
issued and outstanding                                 --             --             --             --             --            --

AMENDED CAPITAL STRUCTURE                                                                           --             --            --
Common stock, $0.0001 par value, 55,000,000
shares authorized, issued and outstanding              --             --             --             --          5,500         5,500
Additional paid-in capital                        528,625      3,142,860      3,671,485       (528,625)        (5,500)    3,137,360
Retained Earnings (Accumulated deficit)        (2,035,875)      (902,916)    (2,938,791)     2,035,875             --      (902,916)
                                              -----------    -----------    -----------    -----------    -----------   -----------
                                               (1,487,575)     2,239,944        752,369      1,487,575             --     2,239,944
                                              -----------    -----------    -----------    -----------    -----------   -----------
Total Liabilities & Shareholders' Deficiency  $    63,144    $ 2,336,945    $ 2,400,089    $   (63,144)   $        --   $ 2,336,945
                                              ===========    ===========    ===========    ===========    ===========   ===========

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the year ended December 31, 2004


                                                                          Combined                                       Remaining
                                                                           Equity                                         Equity
                                                                          prior to                          Net         Post Share
                                          Technol Fuel    Allied Energy    share        Disposition      Effect of       Exchange
                                          Conditioners      Group       Exchange and       of TFC          Share           and
                                            (TFC)           (AEG)        Disposition      Activity        Exchange     Disposition
                                        ------------    ------------    ------------    ------------    ------------   ------------

NET SALES                               $     53,668    $  4,100,277    $  4,153,945    $    (53,668)   $         --   $  4,100,277

Cost of goods sold                            33,066       2,358,838       2,391,904         (33,066)             --      2,358,838
                                        ------------    ------------    ------------    ------------    ------------   ------------

GROSS PROFIT                                  20,602       1,741,439       1,762,041         (20,602)             --      1,741,439

OPERATING EXPENSES:
  Selling, general and administrative        159,660       1,285,193       1,444,853        (159,660)             --      1,285,193
                                        ------------    ------------    ------------    ------------    ------------   ------------

INCOME FROM OPERATIONS                      (139,058)        456,246         317,188         139,058              --        456,246
                                        ------------    ------------    ------------    ------------    ------------   ------------

Other expenses:
  Depreciation expense                            --          28,745          28,745              --              --         28,745
  Interest expense, net                        9,452              --           9,452          (9,452)             --             --
                                        ------------    ------------    ------------    ------------    ------------   ------------

Total other expenses, net                      9,452          28,745          38,197          (9,452)             --         28,745
                                        ------------    ------------    ------------    ------------    ------------   ------------

Earnings from continuing operations
   before provision for income taxes        (129,606)        427,501         278,991         129,606              --        427,501

Benefit from income taxes                         --         268,610         268,610              --              --        268,610
                                        ------------    ------------    ------------    ------------    ------------   ------------

Net income (loss)                           (129,606)        696,111         566,505         129,606              --        696,111

Other comprehensive loss:
  Unrealized loss on marketable
    securities                                   --         (24,700)        (24,700)             --              --         (24,700)
                                        ------------    ------------    ------------    ------------    ------------   ------------


NET INCOME                              $   (129,606)   $    671,411    $    541,805    $    129,606    $         --   $    671,411
                                        ============    ============    ============    ============    ============   ============

EARNINGS PER SHARE - Basic and diluted  $     (0.007)   $       0.39    $       0.03    $     (0.007)   $         --   $       0.01
                                        ============    ============    ============    ============    ============   ============

Weighted average shares outstanding -
basic and di1uted                         19,675,000       1,710,495      21,385,495     (19,675,000)     55,000,000     55,000,000
                                        ============    ============    ============    ============    ============   ============

                                    ANNEX A-1

                         FORM 8-K FILED DECEMBER 8, 2005

FORM 8-K IN INCORPORATED HEREIN BY THIS REFERENCE. OUR FORM 8-K ANNOUNCING THE ALLIED TRANSACTION WAS FILED ON AUGUST 8, 2005. A COMPLETE COPY OF THE FORM 8-K MAY BE VIEWED AT WWW.SEC.GOV .





















                                      A-1-1

                                     ANNEX B

                                    AGREEMENT

                             AND PLAN OF ACQUISITION

                                 BY AND BETWEEN

                         TECHNOL FUEL CONDITIONERS, INC.

                                       AND

                            ALLIED SYNDICATIONS, INC.



                                 APRIL 10, 2005

                        AGREEMENT AND PLAN OF ACQUISITION


This AGREEMENT AND PLAN OF ACQUISITION (this "Agreement"), dated as of , April 10, 2005, is made and entered into by and between Technol Fuel Conditioners, Inc., a Colorado corporation ("Parent"), and Allied Syndications, Inc., a Texas corporation (the "Company"). Parent and the Company are sometimes collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

WHEREAS, the respective Boards of Directors of Parent and the Company have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Allied be acquired by Parent on a share exchange basis pursuant to the terms of this Agreement, pursuant to which Allied be a wholly owned subsidiary of Parent; and

WHEREAS, for United States federal income tax purposes, the parties intend that the Acquisition shall qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a "plan of reorganization" within the meaning of the Code; and

WHEREAS, Parent and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Acquisition; and

WHEREAS, as a condition to, and upon the execution of this Agreement, Richard Underwood, the respective Founder is to be employed by contractual agreement with the Company to ensure the continuity of management of the Company, and

WHEREAS, the parties have agreed that the existing assets and business of Parent, through its wholly owned subsidiary, Technol Fuel Conditioners, Inc., a New Jersey Corporation, will be sold to Technol Fuel Acqusition Corp. a New Jersey corporation, which will assume all the current subsidiary payables and obligations pursuant to the attached Asset Purchase Agreement to be consummated immediately after the effective date of this Agreement; and WHEREAS, the Parties and certain persons who are stockholders of Parent have entered into certain Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement") whereby the amount of shares of the common stock of Parent that may be sold by said stockholders does not unduely burden the trading market for the Parent's common stock for a period of time following the Closing of this Agreement.

WHEREAS: the Company has entered into that certain Responsible Party Agreement attached hereto as Exhibit D (the "Responsible Party Agreement") to ensure that certain filings and reports required by the Securities Exchange Act of 1934 (the "1934 Act") are timely filed in accordance with the 1934 Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder.

WHEREAS, as an inducement to Parent to enter into this Agreement, certain shareholders of the Company are concurrently herewith entering into a Voting Agreement (the "Voting Agreement") in substantially the form attached hereto as Exhibit B, whereby each such shareholder agrees to vote in favor of the Acquisition and all other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the Articles of Acquisition (as defined in Section 1.3 hereof), the parties hereto, intending to be legally bound, agree as follows:

                                 THE ACQUISITION

     1.1 The Acquisition. At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement the Company, shall be acquired in its entirety by Parent subject to the planned "step transaction" anticipated by the Constituent Corporations to ensure the Company's compliance with applicable state securities laws, the Securities Act of 1933, and the Securities Exchange Act of 1934 as reasonably determined by the Company and by each of the Constituent Corporations (the "Securities Compliance Requirement")

     1.2 Effect of Acquisition. At the Effective Time, the effect of the Acquisition shall be as provided in this Agreement, the applicable provisions of the Colorado Business Corporations Act ("CBCA").

     1.3 Effective Time. Subject to the terms and conditions of this Agreement, the Acquisition shall become effective upon filing any required notices with Texas or Colorado.The time of effectiveness is herein referred to as the "Effective Time." The day on which the Effective Time shall occur is herein referred to as the "Effective Date."

     1.4 Directors and Officers. From and after the Effective Time, the directors of the Parent Corporation (Technol) shall be the persons who were the directors of the Company immediately prior to the Effective Time as elected by the existing directors of Parent, prior to their resignations, and the officers of the Parent Corporation shall be the persons who were the officers of the Company immediately prior to the Effective Time. Said directors and officers of the Parent Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Parent Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Parent Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Parent Corporation.

     1.5 Taking of Necessary Action; Further Action. Subject to the Securities Compliance Requirement, Parent, Subsidiary and the Company, respectively, shall each use its or their commercially reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Acquisition under the CBCA at the time specified in Section 1.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Parent Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Parent Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     1.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Company, within three business days after the date on which the last of the conditions set forth in Article VI shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to Parent and the Company (the "Closing Date"). The Closing will be effective as of the Effective Time.

                            CONVERSION OF SECURITIES

     2.1 Conversion of Securities. At the Effective Time, by virtue of the Acquisition and without any action on the part of Parent, Subsidiary, the Company, the holder of any shares of Company Common Stock (as defined below) or the holder of any options, warrants or other rights to acquire or receive shares of Company Common Stock, the following shall occur:

         A. Conversion of Company Common Stock. At the Effective Time, each share of common stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(g) below)) will be canceled and extinguished and be converted automatically into the right to receive four point two nine (4.29) (or such conversion which, when converted will deliver to Company shareholders Forty Two Million Nine Hundred Thousand (42,900,000) shares of Parent Common Capital Stock (the "Exchange Ratio") of the Parent (the "Parent Series A Convertible Preferred Stock") pursuant to the attached designation of such Series A Convertible Preferred Stock. The Parties acknowledge and agree that the timing and arrangements for the actions to be taken to effect the purposes of this Section 2.1 of this Agreement shall be undertaken only at such time with such protective measures so as to allow the Company to be reasonably assured that exchange of the Company Common Stock for the Series A Preferred Stock can be effected with reasonable assurance that the Company is in compliance with the requirements of the Securities Act of 1933, applicable state securities laws, and the Texas Business Corporation Act.

         B. Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     2.2 Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted in the event of (i) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, re-capitalization, combination, exchange of shares, adjustment or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time or (ii) any increase in the number of shares of Company Common Stock on a fully diluted, as-converted basis (i.e., assuming issuance of all shares of Common Stock issuable upon the exercise or conversion of all securities outstanding immediately prior to the Effective Time which are convertible into or exercisable for shares of Company Common Stock, whether or not vested), other than increases resulting from transactions permitted in
Section 5.1 hereof, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, re-capitalization, combination, exchange of shares, adjustment or like change or increase.

     2.3 Fractional Shares. No fraction of a share of Parent Series A Convertible Preferred Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Series A Convertible Preferred Stock (after aggregating all fractional shares of Parent Series A Convertible Preferred Stock to be received by such holder) shall receive from Parent one whole share of Parent Series A Convertible Preferred Stock

     2.4 Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, if dissenters rights exist under the Texas Business Corporations Act (TBCA) which are applicable to the Acquisition, shares of Company Common Stock that are issued and outstanding prior to the Effective Date and which are held by shareholders who (A) have not voted such shares in favor of the Acquisition, (B) shall have delivered, prior to any vote on the Acquisition, a written demand for the fair value of such shares in the manner provided in the TBCA and (C) as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the shares of Parent Series A Convertible Preferred Stock pursuant to Section 2.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by the CBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the TBCA shall receive payment therefore from the Parent Corporation in accordance with the TBCA; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under the TBCA, such holder or holders (as the case may be) shall forfeit the right of appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Parent Corporation of the applicable shares of Parent Series A Convertible Preferred Stock, as provided in Section 2.1 hereof.

         The Company shall give Parent (A) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to the TBCA received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the TBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.


     2.5 Stock Options.

         A. At the Effective Time, each outstanding option to purchase shares of Company Common Stock under any Company Stock Option Plans (each, a "Company Option"), whether vested or unvested immediately prior to the Effective Time, shall be assumed by Parent and converted into an option (each, a "Parent Option") to acquire, on substantially the same terms and conditions, including but not limited to any performance criteria with respect to the Company's business operations set forth in the applicable stock option agreements as were applicable under such Company Option, the number of whole shares of Parent Series A Convertible Preferred Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded down to the nearest whole number of shares of Parent Series A Convertible Preferred Stock), and the per share exercise price of the shares of Parent Series A Convertible Preferred Stock issuable upon exercise of such Parent Option shall be equal to the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time divided by the Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded up to the nearest whole cent). Other than pursuant to the terms of existing commitments (all of which commitments are identified in Section 2.2 of the Company Disclosure Letter (as defined in the preamble to Article III hereof)), the Company shall not, take any action prior to the Effective Time that will extend the exercise period of any Company Option or cause the vesting period of any Company Option to accelerate under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise amend the terms of outstanding Company Options.

         B. All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall continue in effect following the Acquisition and shall continue to be exercisable by the Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the conversion to Parent Series A Convertible Preferred Stock and the Exchange Ratio.

         C. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Series A Convertible Preferred Stock for delivery upon exercise of the Parent Options and/or debt conversion.

         D. Parent will make good faith efforts to ensure, to the extent permitted by the Code and to the extent required by and subject to the terms of any such Incentive Stock Options, that Company Options which qualified as Incentive Stock Options prior to the Closing Date continue to qualify as Incentive Stock Options of Parent after the Closing.

         E. Warrants. At the Effective Time, each warrant, if any, to purchase shares of Company Common Stock outstanding immediately prior to the Effective Date (each, a "Company Warrant") shall be assumed by Parent and converted into a warrant (each a "Parent Warrant") to acquire, on substantially the same terms and conditions, the number of whole shares of Parent Series A Convertible Preferred Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded down to the nearest whole number of shares of Parent Series A Convertible Preferred Stock), and the per share exercise price of the shares of the Parent Series A Convertible Preferred Stock issuable upon exercise of such Parent Warrant shall be equal to the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time divided by the Exchange Ratio, as adjusted pursuant to
Section 2.1(e) above (rounded up to the nearest whole cent). Other than pursuant to the terms of existing commitments (all of which commitments are identified in Section 2.3 of the Company Disclosure Letter), the Company shall not take any action prior to the Effective Time that will extend the exercise period of any Company Warrant or otherwise amend the terms of outstanding Company Warrants.

         F. Exchange of Certificates.

         (1) Prior to the Effective Time, Parent shall designate a law firm, transfer agent, a commercial bank, trust company or other financial institution, which may include Parent's stock transfer agent, to act as exchange agent ("Exchange Agent") in the Acquisition.

         (2) Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the aggregate number of shares of Parent Series A Convertible Preferred Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.1(f) (the "Exchange Fund").

         (3) Subject to the Company's reasonable assurance of compliance with state and federal securities laws and a contemplated "step transaction" to effect the purposes of the exchange, then within ten (10) business days after the Effective Time, the Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Series A Convertible Preferred Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange a certificate representing the number of whole shares of Parent Series A Convertible Preferred Stock, plus cash in lieu of fractional shares in accordance with Section 2.1(f), to which such holder is entitled pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5, each Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Series A Convertible Preferred Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(f). The Constituent Corporations recognize and agree that the timing and procedures described in this Section 2.4(c) shall, at all times, be subject to the Company's reasonable assurance that its performance of the foregoing actions will not conflict with its obligations and ensure its compliance under state and federal securities laws and the Company shall have the right, in the exercise of its good faith, to amend or adjust the actions contemplated by this Section 2.4(c) to ensure the performance of said obligations and compliance.

         (4) No dividends or other distributions declared or made after the Effective Time with respect to Parent Series A Convertible Preferred Stock with a record date after the Effective Time will be paid to the holder of any un-surrendered Certificate with respect to the shares of Parent Series A Convertible Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Series A Convertible Preferred Stock issued in exchange therefore, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Series A Convertible Preferred Stock.

         (5) None the Parent Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amount properly delivered to a public official in compliance with any abandoned property, escheat or similar law.

         (6) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law.

         (7) Subject to any applicable escheat or similar laws, any portion of the Exchange Fund that remains unclaimed by the former shareholders of the Company for one year after the Effective Time shall be delivered by the Exchange Agent to Parent, upon demand of Parent, and any former shareholders of the Company shall thereafter look only to Parent for satisfaction of their claim for certificates representing shares of Parent Series A Convertible Preferred Stock in exchange for their shares of Company Common Stock pursuant to the terms of
Section 2.1 hereof.

         (8) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably acceptable to the Exchange Agent, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Exchange Agent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Exchange Agent and Parent with respect to the Certificate alleged to be lost, stolen or destroyed), the Exchange Agent will deliver to such person, such shares of Parent Series A Convertible Preferred Stock and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and its Subsidiary that to the Knowledge of the Company, the statements contained in this Article III are true and correct, except as set forth in the letter delivered by the Company to Parent on the date hereof (the "Company Disclosure Letter") (which Company Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply):

     3.1 Organization and Qualification. To the Knowledge of the Company, each of the Company and its Subsidiaries (as defined below) is a company duly incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and each such entity has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. To the Knowledge of the Company, each of the Company and its Subsidiaries is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or other applicable charter document (any such document of any business entity hereinafter referred to as its "Charter Document") or its Bylaws, or other applicable organizational document (any such documents of any business entity hereinafter referred to as its "Governing Document"). The Company has delivered to Parent accurate and complete copies of the respective Charter Documents and Governing Documents, as currently in effect, of each of the Company and its Subsidiaries. As used in this Agreement, the term "Company Material Adverse Effect" means any change, effect, event or condition that (i) has a material adverse effect on the assets, business or financial condition of the Company and its Subsidiaries, taken as a whole (other than any such change, effect, event or condition that arises as a result of the transactions contemplated hereby), or (ii) would prevent or materially impair the Company's ability to consummate the transactions contemplated hereby. Notwithstanding the foregoing, the term "Company Material Adverse Effect" shall, for all purposes under this Agreement, not include any one or more changes, effects, events, or conditions that create or result in liabilities, costs, expenses that are less than two hundred fifty thousand dollars ($250,000). As used in this Agreement, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

     3.2 Capital Stock of Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share of capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity, except as listed in Section 3.2 of the Company Disclosure Letter. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries and no equity securities of any of such Subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any such Subsidiary is bound to issue, transfer or sell any shares of such capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 3.2 of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and non-assessable and are owned by it free and clear of any claim, lien, pledge, security interest or other encumbrance of any kind (collectively "Liens") with respect thereto other than restrictions on transfer pursuant to applicable securities laws.

     3.3 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, no par value per share and no other form of equity shares are authorized. As of the close of business on December 31, 2004 (the "Company Measurement Date"), (a)no more than ten million (10,000,000) shares of Company Common Stock were issued and outstanding (the "Outstanding Shares"), (b) no shares of Company Preferred Stock were issued and outstanding, (c) the Company had no shares of Company Common Stock held in its treasury, (d) no Company Options to purchase shares of Company Common Stock in the aggregate have been granted and remain outstanding under the Company Stock Option Plans ("Company Option Plans"), (e) no Company Warrants to purchase shares of Company Common Stock were outstanding, and (f) except for the Company Options and Company Warrants, there were no outstanding Rights (defined below). Except as permitted by Section 5.1(b) and except as provided by the last sentence of this Section 3.3 of this Agreement, since the Company Measurement Date, no additional shares in the Company have been issued and no Rights have been granted. Except as described in the preceding sentence or as set forth in
Section 3.3 of the Company Disclosure Letter, the Company has: (1) no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any shareholder of the Company has a right to vote; (2) all issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights; and (3) there are not, as of the date hereof, any existing options, warrants, stock appreciation rights, stock issuance rights, calls, subscriptions, convertible securities or other rights which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of the capital stock of the Company or any of its Subsidiaries, other than rights to purchase shares under the Company Stock Option Plans and Company Warrants, or awards granted pursuant thereto (collectively, "Rights"). As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, re-price, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. Notwithstanding the representations and warranties made in this Section 3.3 of this Agreement, the Parties acknowledge that the Company has undertaken and has continued to undertake prior to the Effective Date, an exempt offering of its common stock to certain investors pursuant to claims of exemption under state and federal securities with the result that the Company has issued and has received subscriptions receivable for the issuance of additional shares of the Company's Common Stock.

     3.4 Authority Relative to this Agreement. To the Knowledge of the Company, the Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and the Company Option Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the Acquisition and the other transactions contemplated hereby and thereby under applicable law. To the Knowledge of the Company, the execution and delivery of this Agreement and the consummation of the Acquisition and other transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Acquisition or other transactions contemplated hereby and thereby (other than approval by the Company's shareholders required by applicable law). To the Knowledge of the Company, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

     3.5 No Conflict; Required Filings and Consents.

         A. Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 3.5(b) hereof, to the Knowledge of the Company neither the execution and delivery of this Agreement by the Company nor the consummation of the Acquisition or other transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (x) their respective Charter Documents or Governing Documents, (y) any note, bond, charge, lien, pledge, mortgage, indenture or deed of trust to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) (y) and (z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         B. To the Knowledge of the Company, o filing or registration with or notification to and no permit, authorization, consent or approval of any court, commission, governmental body, regulatory authority, agency or tribunal wherever located (a "Governmental Entity") is required to be obtained, made or given by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Acquisition or other transactions contemplated hereby or thereby except such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws or any country other than the United States, or
(ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

     3.6 Securities Filings; Financial Statements.

         A. To the Knowledge of the Company, the Company and/or its predecessor, has filed all forms, reports, schedules, statements and other documents required to be filed by it since its inception in 2003 to the date hereof (collectively, as supplemented and amended since the time of filing, the "Company Securities Reports") with any applicable governing body in Texas or Kentucky. The Company Securities Reports (i) were prepared in all material respects with all applicable requirements of the Securities Acts of Texas and/or Kentucky as applicable, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Securities Report filed prior to the date of this Agreement which was superseded by a subsequent Company Securities Report filed prior to the date of this Agreement. No Subsidiary of the Company is or was required to file any report, form or other document with any regulatory body.

         B. To the Knowledge of the Company, the un-audited consolidated financial statements and un-audited consolidated interim financial statements of the Company and its Subsidiaries included (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for footnotes and normal year-end adjustments).

         C. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, un-matured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be shown on the face of a balance sheet or disclosed in notes to financial statements under United States generally accepted accounting principles, except (i) liabilities recorded on the Company's un-audited balance sheet at September 30, 2004 (the "Balance Sheet") included in the financial statements referred in Section 3.6(a) hereof and the notes thereto, or (ii) liabilities or obligations incurred since September 30, 2004 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, have a Company Material Adverse Effect not otherwise reflected in the Company disclosure schedules attached hereto under Schedule 3.2(c).

     3.7 Absence of Changes or Events. Except as set forth in Section 3.7 of the Company Disclosure Letter, since December 31, 2004 through the date of this Agreement and to the Knowledge of the Company, the Company and its Subsidiaries have not incurred any liability or obligation that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, and there has not been any change in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     3.8 Litigation. Except as set forth in Section 3.8 of the Company Disclosure Letter and to the Knowledge of the Company, there is no (a) claim, action, suit or proceeding pending or, to the Knowledge (as defined in Section
8.6 hereof) of the Company or any of its Subsidiaries, threatened against or relating to the Company or any of its Subsidiaries, or (b) outstanding judgment, order, writ, injunction or decree (collectively, "Orders"), or application, request or motion therefor, in a proceeding to which the Company, any Subsidiary of the Company or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in default in any material respect with respect to any such Order.

     3.9 Title to Properties. The Company does not own any real property. The Company has heretofore made available to Parent correct and complete copies of all leases, subleases and other agreements (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including without limitation all modifications, amendments and supplements thereto. Except in each case where the failure would not, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or except as otherwise set forth in Section 3.9 of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens except liens of record and other permitted liens and each Real Property Lease is in full force and effect, (ii) all rent and other sums and charges due and payable by the Company or its Subsidiaries as tenants thereunder are current in all material respects, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company or any such Subsidiary, the landlord, exists under any Real Property Lease, (iv) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease and applicable law, and (v) the Company and its Subsidiaries own outright all of the personal property (except for leased property or assets for which it has a valid and enforceable right to use) which is reflected on the Balance Sheet, except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for liens of record and other permitted liens. Except where the failure would not, individually or in the aggregate, have a Company Material Adverse Effect, the plant, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in reasonable operating condition and repair, subject to ordinary wear and tear, and, subject to normal maintenance, are available for use.

     3.10 Certain Contracts. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment required to be filed as an exhibit to the Company Securities Reports (including any agreements, contracts or commitments entered into since September 30, 2004 that will be required to be filed by the Company with the SEC in any report), (ii) any agreements, contracts or commitments with manufacturers, suppliers, sales representatives, distributors, or OEM strategic partners of the Company pursuant to which the Company recognized revenues or payments in excess of $50,000 for the twelve-month period ended December 31, 2004, or (iii) any agreements, contracts or commitments containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person (as defined in Section 8.6 hereof), or that include any exclusivity provision or involve any restriction on the geographic area in which the Company or any of its Subsidiaries may carry on its business (collectively, "Company Material Contracts"), in such a manner as, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Section
3.10 of the Company Disclosure Letter lists each Company Material Contract described in clauses (ii) and (iii) of the preceding sentence. Each Company Material Contract that has not expired by its terms is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Company Material Contract to be in full force and effect or to be legal, valid, binding or enforceable against the Company and/or its Subsidiaries has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Letter, no consent, approval, waiver or authorization of, or notice to any Person is needed in order that each such Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Acquisition and the other transactions contemplated by this Agreement.

     3.11 Compliance with Law. To the Knowledge of the Company, and except where the failure would not have a Company Material Adverse Effect, all activities of the Company and its Subsidiaries have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state, provincial and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, and Orders of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and the Company is not aware of any notice that has been received by the Company's Board of Directors or any Subsidiary of any claims filed against the Company or any Subsidiary alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in any Company Securities Report. To the Knowledge of the Company, the Company Stock Option Plans and warrants, if any, have been duly authorized, approved and operated in compliance in all material respects with all applicable securities, corporate and other laws of each jurisdiction in which participants of such plans are located. To the Knowledge of the Company, the Company and its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to reasonably conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect.

     3.12 Intellectual Property Rights;

         A. To the Knowledge of the Company, the Company and its Subsidiaries own, or are validly licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are reasonably necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or presently planned to be conducted, except for such rights the absence of which would not be reasonably expected to have a Company Material Adverse Effect (the "Company Intellectual Property Rights"). The Company and its Subsidiaries have taken all action reasonably necessary to protect the Company Intellectual Property Rights which is customary in the industry, including without limitation, use of reasonable secrecy measures to protect the trade secrets included in the Company Intellectual Property Rights.

         B. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Company Third Party Intellectual Property Rights"), the breach of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter, under the caption referencing this Section 3.12, lists all royalties, license fees, sublicense fees of the Company.

         C. To the Knowledge of the Company, all patents, mining claims, energy royalty agreements, natural resources interests, registered trademarks, service marks, domain names and copyrights which are held by the Company or any of its Subsidiaries, the loss or invalidity of which would reasonably be expected to cause a Company Material Adverse Effect, are valid and subsisting. The Company's Board of Directors is not aware that it:(i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement or misappropriation of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no Knowledge that the manufacturing, marketing, licensing or sale of its products or services infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, misappropriation or conflict in the cases of clause
(i) and (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person has interfered with, infringed upon, or otherwise come into conflict with any Company Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries which has or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         D. Except where the failure to do so would not have a Company Material Adverse Effect, each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to an agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material.

     3.13 Taxes.

         A. "Tax" or "Taxes" shall mean all U.S Internal Revenue, federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors for any jurisdiction in which the Company or any of its Subsidiaries does business (to the extent required under applicable Tax law), together with all interest, penalties and additions imposed with respect to such amounts.

         B. To the Knowledge of the Company, and except as set forth in (or resulting from matters set forth in) Section 3.13 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

               1. To the Knowledge of the Company, the Company and its Subsidiaries have prepared and timely filed with the appropriate governmental agencies all franchise, income, sales and all other material Tax returns and reports required to be filed on or before the Effective Time (collectively "Returns"), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiaries;

               2. to the Knowledge of the Company, all Taxes of the Company and its Subsidiaries shown on such Returns or otherwise known by the Company to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings or which are adequately reserved for in accordance with generally accepted accounting principles;

               3. all deficiencies resulting from Tax examinations of income, sales and franchise and all other material Returns filed by the Company and its Subsidiaries in any jurisdiction in which such Returns are required to be so filed have either been paid or are being contested in good faith by appropriate proceedings;

               4. no deficiency has been asserted or assessed against the Company or any of its Subsidiaries which has not been satisfied or otherwise resolved, and no examination of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened for any material amount of Tax by any taxing authority;

               5. no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Return has been requested, which Return has not since been filed;

               6. to the Knowledge of the Company, all Returns filed by the Company and its Subsidiaries are correct and complete in all material respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

               7. to the Knowledge of the Company, no Tax liens have been filed against the Company or any Subsidiaries of the Company with respect to any Taxes;

               8. neither the Company nor any of its Subsidiaries have made since June of 2003, and none will make, any voluntary adjustment by reason of a change in their accounting methods for any pre-Acquisition period;

               9. to the Knowledge of the Company, the Company and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees;

               10. the Company and its Subsidiaries are not parties to any Tax sharing or Tax matters agreement; and

               11. to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable to be assessed for or made accountable for any Tax for which any other person or persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Acquisition or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other person or persons.

     3.14 Employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, arrangement or labor contract with a labor union or labor organization, whether formal or otherwise. The Company Disclosure Letter, under the caption referencing this Section 3.14, lists all employment, severance and change of control agreements (or any other agreements that may result in the acceleration of outstanding options) of the Company or its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable laws (including, without limitation, all applicable extension orders) respecting employment and employment practices, terms and conditions of employment, equal opportunity, anti-discrimination laws, and wages and hours, except where such noncompliance has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of the Company or any of its Subsidiaries, any unfair labor practice complaints, labor disturbances or other controversies respecting employment which are pending or threatened which, if they actually occurred, would reasonably be expected to have a Company Material Adverse Effect) against the Company or any of its Subsidiaries.

     3.15 Employee Benefit Plans.

         A. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company and its Subsidiaries for the benefit of present or former employees or with respect to which the Company and its Subsidiaries otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). The Company Disclosure Letter, under the caption referencing this Section 3.15(a), sets forth all material Plans by name and brief description.

         B. To the Knowledge of the Company and to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply and have complied with the requirements of ERISA, the Code and other applicable law, except where such noncompliance would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Plans, (i) all required contributions which are due have been made and an accrual required by generally accepted accounting principles has been made on the books and records of the Company or its Subsidiaries for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no nonexempt prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code), except for such transactions, if any, which have not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. Except as otherwise disclosed in the Company Disclosure Letter under the caption referencing this Section 3.15(b), all benefits under the Plans (other than Code Section 125 cafeteria plans) are payable either through a fully-funded trust or an insurance contract and no welfare benefit Plan (as defined in Section 3(1) of ERISA) is self-funded.

         C. Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company or its Subsidiaries from the Internal Revenue Service (the "IRS") regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) current summary plan descriptions; and (iv) annual returns/reports on Form 5500 and summary annual reports for the most recent plan year. To the Knowledge of the Company, nothing has occurred that could materially adversely affect the qualification of the Plans and their related trusts under Section 401(a) of the Code.

         D. Except as set forth in Section 3.15 of the Company Disclosure Letter, the Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. Neither the Company nor any of its Subsidiaries has any actual or potential material liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

         E. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any actual or potential material liability for death or medical benefits after separation from employment

         F. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, except for such breaches, if any, which have not had and would not, individual or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

         G. Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or DOL in connection with any Plan, except for such liability or Tax that has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve, except for such reserves which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         H. To the Knowledge of the Company, there are no (i) legal, administrative or other proceedings or governmental investigations or audits, or
(ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the Knowledge of the Company, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         I. Each Plan may be terminated directly or indirectly by Parent and the Company, in their sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for (i) liabilities to, and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, (ii) continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law, and (iii) liabilities which would not have a Company Material Adverse Effect.

     3.16 Environmental Matters.

         A. To the Knowledge of the Company, the Company and its Subsidiaries
(i) have been in compliance and are presently complying in all material respects with all applicable health, safety and Environmental Laws (defined below), and
(ii) have obtained all material permits, licenses and authorizations which are required under all applicable health, safety and Environmental Laws and are in compliance in all material respects with such permits, licenses and authorizations, except in each case for such failure to comply or to obtain permits, licenses or authorizations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (i) none of the Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Materials in quantities which require investigation or remediation under Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination, and (iii) there is no environmental matter which could reasonably be expected to expose the Company or any of its Subsidiaries to a claim to clean-up any Hazardous Materials or otherwise to remedy any pollution or damage at any of the properties utilized in the Company's business under any Environmental Laws, that would, with respect to any of (i), (ii) or (iii) above, be required to be disclosed under U.S. Securities Laws.

         B. For purposes of this Agreement, the term (i) "Environmental Laws" means all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement), and (ii) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any United States federal, state, provincial, local or other foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

     3.17 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries (nor any person representing the Company or any of its Subsidiaries) has at any time during the last five years (a) made any payment in violation of the Foreign Corrupt Practices Act or similar laws of other countries where the Company engages in business, or (b) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     3.18 Export Control Laws. The Company has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

     3.19 Finders or Brokers. Except for such Persons as set forth in Section
3.19 of the Company Disclosure Letter, whose fees will be paid by the Company, none of the Company, the Subsidiaries of the Company, the Board of Directors of the Company (the "Company Board") or any member of the Company Board has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Acquisition or the other transactions contemplated hereby.

     3.20 Board Recommendation. The Company Board has, at a meeting of such Company Board duly approved and adopted this Agreement, the Acquisition, and the other transactions contemplated hereby and thereby, declared the advisability of the Acquisition and recommended that the shareholders of the Company approve the Acquisition and the other transactions contemplated hereby, and has not as of the date hereof rescinded or modified in any respect any of such actions.

     3.21 Vote Required. The affirmative vote of the holders of all of the shares of Company Common Stock outstanding is the only vote of the holders of any of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.22 Tax Matters. Neither the Company nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the business combination to be effected by the Acquisition from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

     3.23 State Takeover Statutes; Rights Agreement. The Company Board has taken all actions so that the restrictions contained in the TBCA applicable to a "business combination" (as defined in the TBCA) will not apply to the execution, delivery of performance of this Agreement or the Company Option Agreement or the consummation of the Acquisition or the other transactions contemplated by this Agreement or by the Company Option Agreement.

     3.24 Issuance Disclosure Statement; The information supplied by the Company for inclusion in the issuance disclosure statement and/or filings and/or form 8K, 14F or 15c-211 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Series A Convertible Preferred Stock to be issued in the Acquisition will be registered delivered to the shareholders of Company (the "Issuance Disclosure Statement") shall not at the time the Issuance Statement (including any amendments or supplements thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the statement to be sent to the shareholders of Company, after the closing of the transaction by Company majority shareholder consent, in connection with the required notice to the Company's shareholders after the Acquisition (the "Company Notice") and to the stockholders of Parent in connection with the meeting of Parent's stockholders to consider the Amendments to Parent Articles of Incorporation (the "Parent Stockholders Meeting"), if applicable, shall not, on the date the Issuance Disclosure Statement is first mailed to Company's shareholders and the Parent stockholders, at the time of the Company Shareholders Meeting and the Parent Stockholders Meeting or 14(f) notification and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading.

     If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Issuance Statement or a supplement to the Issuance Disclosure Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent which is contained in any of the foregoing documents.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that the statements contained in this Article IV are true and correct:

     4.1 Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is a corporation validly existing and in good standing under the laws of the State of Colorado. Each of Parent and its Subsidiary, which is domiciled in New Jersey, is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have, or would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below). Parent nor its Subsidiary is not in violation of any of the provisions of its Charter Document or its Governing Document. As used in this Agreement, the term "Parent Material Adverse Effect" means any change, effect, event, or condition that (i) has a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole, or (ii) would prevent or materially delay Parent's or its Subsidiary's ability to consummate the transactions contemplated hereby where, in either case, the liabilities, costs, or expenses equal or exceed ten thousand dollars ($10,000) except that any costs or expenses in excess of one thousand dollars ($1,000) incurred by the Company or the Parent in connection with the preparation and filing of the Parent Delinquent Reports or the Parent SEC Reports (as defined in Section 4.5(a) of this Agreement) shall be deemed to be a Parent Material Adverse Effect irrespective of the reason that caused said costs or expenses to be incurred

     4.2 Capitalization. The authorized capital stock of Parent consists of 700,000,000 shares of Parent common capital stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per (the "Parent Preferred Stock"). As of the close of business on May 30, 2004 (the "Parent Measurement Date"), (a) 19,675,000 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) options to purchase and (d) except for the options, warrants or rights to acquire shares of Parent Common Stock under existing convertible notes, there were no outstanding Parental Rights (as defined below). Since the Parent Measurement Date, no additional shares of Parent Common Stock have been issued and are outstanding, except pursuant to the exercise of options and the Parent Warrants, and no Parental Rights have been granted. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights created by the General Corporation Law of the State of Colorado ("CBCA") or Parent's Charter Document or Governing Document, or any other agreement with the Company. There are not, except as disclosed on Schedule 4.2 hereto, at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights which obligate Parent or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of Parent or any of its Subsidiaries, other than shares of Parent Common Stock issuable under the Parent Stock Plans and the Parent Warrants, or awards granted pursuant thereto. (collectively, "Parental Rights").

     4.3 Authority Relative to this Agreement. Parent has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement, subject to obtaining the necessary consent or approval of its stockholders, to consummate the Acquisition and the other provisions contemplated hereby and thereby under applicable law. The execution and delivery by Parent of this Agreement and the consummation of the Acquisition and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Acquisition or other transactions contemplated hereby and thereby (other than approval by the Parent's stockholders required by applicable law). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Parent, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles. The shares of Parent Series A Convertible Preferred Stock to be issued by Parent pursuant to the Acquisition, as well as the Parent Options, if any, and the shares of Parent Common or Preferred Stock to be issued upon exercise thereof: (i) have been duly authorized, and, when issued in accordance with the terms of the Acquisition and this Agreement (or the applicable option agreements), will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights, (ii) will, when issued in accordance with the terms of the Acquisition and this Agreement (or the applicable option agreements), be registered under the Securities Act, and registered or exempt from registration under applicable United States "Blue Sky" laws, (iii) will, when issued in accordance with the terms of the Acquisition and this Agreement (or the applicable option agreements), be listed on the Pink Sheet Quotation System and (iv) will be issued free and clear of any Liens.

     4.4 No Conflicts; Required Filings and Consents.

         A. Neither the execution, delivery or performance of this Agreement by Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Subsidiary with any provision hereof will (i) violate, conflict with or result in a breach of any provision of the Charter Documents or Governing Documents of Parent, (ii) cause a default or give rise to any right of termination, cancellation or acceleration or loss of a material benefit under, or result in the creation of any lien, charge or other encumbrance upon any of the properties or assets of Parent or Subsidiary under any of the terms, conditions or provisions of any note, license, bond, deed of trust, mortgage or indenture, or any other material instrument, obligation or agreement to which Parent or Subsidiary is a party or by which its properties or assets may be bound or (iii) violate any law, judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or binding upon any of its properties, except for, in the case of clauses (ii) and (iii), such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     No filing or registration with or notification to and no permit, authorization, consent or approval of any Governmental Entity is required to be obtained, made or given by Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the Acquisition or other transactions contemplated hereby except (i) (A) in connection with the applicable requirements of the Securities Act or Securities Exchange Act or (B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any country other than the United States, or (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     4.5 SEC Filings; Financial Statements.

         (a) Parent is delinquent in filing periodic reports with the U.S. Securities and Exchange Commission and Parent has not filed all forms, reports, schedules, statements and other documents required to be filed by it pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "Parent Delinquent Reports") since February 12, 2002 to the date hereof (collectively, as supplemented and amended since the time of filing, the "Parent SEC Reports") with the SEC. In as much as the Parent SEC Reports have not been timely filed the Parent has been de-listed to the Pink Sheet Quotation service until such time as all of its reporting requirements are brought current and a new Form 15c2-11 Information Statement is filed and approved. The filed Parent SEC Reports of record (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading: provided that certain expenses of the Company not previously recorded on the financial statements advanced by shareholders for the benefit of the Parent have not been recognized and are being reduced to convertible notes, a schedule of which is attached hereto as Exhibit "F". The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement. The Parent reports will be modified to reflect its status as a Colorado corporation rather than an Oregon corporation as well as the financial adjustments and corresponding amended filings.

         (b) The audited consolidated financial statements and un-audited consolidated interim financial statements of Parent and its Subsidiaries included or incorporated by reference in such Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments and other adjustments since March 31, 2004).

         (c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, un-matured, contingent or otherwise, whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under United States generally accepted accounting principles, except (i) as set forth in the Parent SEC Reports, (ii) the liabilities recorded on Parent's consolidated balance sheet at September 30, 2004 included in the financial statements referred in Section 4.5(a) hereof and the notes thereto, (iii) liabilities or obligations incurred since September 30, 2004 and those itemized under Parent disclosure 4.5(a) referenced above (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (iv) liabilities that would not be required by United States generally accepted accounting principles to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     4.6 Matter of Parent SEC Reports. Parent warrants and represents that it has not received or is aware of any letter or other communication from the U.S. Securities and Exchange Commission regarding: (i) the failure of Parent to meet its filing obligations under Section 13(a) of the Securities Exchange Act of 1934 or otherwise that Parent has not satisfied any other obligations to file its Parent SEC Reports; (ii) the failure of Parent to maintain the accuracy of its Form 15c2-11 Information Statement, or (iii) the failure of Parent to meet its obligations under the securities laws of any state or other jurisdiction.

     4.7 Absence of Changes or Events. Except as set forth in Schedule 4.6, the Parent SEC Reports, since September 30, 2004 through the date of this Agreement, Parent and its Subsidiaries have not incurred any liability or obligation that has resulted or would reasonably likely be expected to result in a Parent Material Adverse Effect, and there has not been any change in the business, financial condition or results of operations of Parent or any of its Subsidiaries which has had, or is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and Parent and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     4.8 Litigation. Except as disclosed in the Parent SEC Reports, there is no
(i) claim, action, suit or proceeding pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries, or (ii) outstanding Orders, or application, request or motion therefore, in a proceeding to which Parent, any Subsidiary of Parent or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor any Subsidiary is in default in any material respect with respect to any such Order.

     4.9 Compliance with Law. All activities of Parent have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, Orders and other similar items of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and no notice has been received by Parent of any claims filed against Parent alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in the Parent SEC Reports. Parent has all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     4.10 Finders or Brokers. Except for those parties listed on Schedule 4.9 hereto, whose fees will be paid by Parent or the other Subsidiaries of Parent, neither the Boards of Directors of Parent nor any member of such Boards of Directors has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Acquisition or the other transactions contemplated hereby.

     4.11 Tax Matters. Neither Parent nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the business combination to be effected by the Acquisition from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

         4.12 Information Statements. The information supplied by Parent for inclusion in the 14(f) or other SEC or NASD filings ("the Filings") shall not, at the time the filing(s) is/are made (including any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Filings shall not, on the date the Filing is first mailed to the Company's shareholders and the Parent stockholders, at the time of the Company Shareholders Meeting and the Parent Stockholders Meeting and at the Effective Time, will not contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting or the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent which should be set forth in an amendment to any Filing or a supplement to any Filing will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

         5.1. Conduct of Business of the Company Pending the Acquisition. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or (ii) the Effective Time, each of the Company and its Subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use commercially reasonable best efforts consistent with past practice and policies to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Parent:

         (a) amend any of its Charter Documents or Governing Documents;

         (b) authorize for issuance, issue, sell, deliver, grant any options, warrants, stock appreciation rights, or stock issuance rights for, or otherwise agree or commit to issue, sell, deliver, pledge, dispose of or otherwise encumber any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except: (i) pursuant to and in accordance with the terms of Company Options outstanding on the Company Measurement Date or granted pursuant existing agreements as defined herein and as provided in Section 3.3 herein; (ii) pursuant to and in accordance with the terms of Company Warrants outstanding on the Company Measurement Date; and (iii) such additional shares as described in the last sentence of Section
3.3 of this Agreement.

         (c) subdivide, cancel, consolidate or reclassify any shares of its capital stock, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

         (d) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than Subsidiaries of the Company); or (iii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of the Company);

         (e) except as otherwise expressly contemplated by this Agreement, (i) increase in any manner the compensation of (A) any employee who is not an officer of the Company or any Subsidiary (a "Non Executive Employee"), except in the ordinary course of business consistent with past practice or (B) any of its directors or officers, except in the ordinary course of business, consistent with past practice, after consultation with Parent, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into, amend or agree to enter into or amend any agreement or arrangement with any such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required to comply with law or under currently existing agreements, plans or arrangements or with respect to Non Executive Employees, in the ordinary course of business consistent with past practice; (iii) grant any rights to receive any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee or any of its directors or officers, except as required by applicable law or with respect to severance or termination pay to Non Executive Employees in the ordinary course of business, consistent with past practices; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, share purchase, share option, share appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause
(iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

         (f) except as otherwise expressly contemplated by this Agreement, enter into, amend in any material respect or terminate any Company Material Contracts other than in the ordinary course of business consistent with past practice;

         (g) sell, lease, license, mortgage or dispose of any of its properties or assets, other than (i) transactions in the ordinary course of business consistent with past practice, (ii) sales of assets, for the fair market value thereof, which sales do not individually or in the aggregate exceed $5,000 or
(iii) as may be required or contemplated by this Agreement;

         (h) except as otherwise contemplated by the Acquisition, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than the acquisition of assets that is in the ordinary course of business consistent with past practice and which are contemplated within the budget previously provided in writing by the Company to the Parent without the prior written consent of Parent, which consent will not be unreasonably withheld;

         (i) alter (through Acquisition, liquidation, reorganization, restructuring or in any fashion) the corporate structure or ownership of the Company or any Subsidiary;

         (j) authorize or commit to make any material capital expenditures not within the budget previously provided in writing by the Company to Parent without the prior written consent of Parent, which consent shall not be unreasonably withheld;

         (k) make any change in the accounting methods or accounting practices followed by the Company, except as required by generally accepted accounting principles or applicable law;

         (l) make any election under any applicable Tax laws which would, individually or in the aggregate, have a Company Material Adverse Effect;

         (m) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) requiring a payment by the Company or its Subsidiaries in excess of $2,000 without the consent of Parent, which consent shall not be unreasonably withheld or delayed;

         (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice; or

     5.2 Preparation of Information Statement and 15c211 Filing.

         (a.) Subject to the terms and conditions of the Responsible Party Agreement attached hereto and the obligations assumed by the Responsible Party thereunder, the Responsible Party shall prepare (with the assistance of the Company and the Parent), and the Parent shall file all delinquent reports due to be filed with the SEC (including, but not limited to, the Parent Delinquent Reports, the Parent SEC Reports, and any related filings as described in Section
4.5 of this Agreement) together with the NASD a Form 15c2-11 Information Statement (as described in Section 4.5 of this Agreement), in which the audited financial statements of Parent and Constituent Companies will be included as part thereof. Parent and the Company shall use all commercially reasonable best efforts to have such Filing approved by the NASD for trading on the OTC-BB as promptly as practicable after filing.

         (b.) The Joint 15 c-211 and any other Filings will, when prepared pursuant to this Section 5.2 and, if required, be mailed to the Company's shareholders, comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act. All such Filings shall be reviewed and approved by Parent and Parent's counsel prior to any mailing of same. Parent shall also take any action required to be taken under any applicable provincial or state securities laws (including "Blue Sky" laws) in connection with the issuance of the Parent Series A Convertible Preferred Stock in the Acquisition; provided, however, that neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and issuance of Parent Series A Convertible Preferred Stock or the Parent Options. For purposes of this Section 5.2 and notwithstanding any term or provision of this Agreement, the Parties agree that certain responsible parties listed on Exhibit D attached hereto (the "Responsible Parties") have agreed, pursuant to the Responsible Party Agreement, to assume all responsibilities, costs, and expenses for the preparation and filing of Parent Delinquent Reports, the Parent SEC Reports, and the Form 15c2-11 Information Statement. Further, the Parties hereto acknowledge and agree that the Responsible Parties shall, on or before the Effective Date: (1) retain legal, accounting, and independent auditors acceptable to the Company; and (2) assume all costs and expenses to prepare, complete, and file all said Parent Delinquent Reports, Parent SEC Reports (including, but not limited to, the costs, expenses, and fees independent auditors for an audit of the Company and Parent and the costs and expenses of legal counsel in furtherance of all of the above) and the Form 15c2-11 no later than sixty (60) days immediately following the Closing Date (the "Report Filing Date") so as to allow the Parent to fulfill all obligations it has under the Securities Exchange Act of 1934 and to allow the Parent's common stock to regain tradability on the OTC Bulletin Board. The Parties also acknowledge and agree that the Company's sole obligation with respect to the above matters, shall be to cooperate with the Responsible Parties as set forth in the Responsible Party Agreement. Further, in the event that the Responsible Parties fail to fully satisfy their obligations set forth in this Section 5.2 or as provided in the Responsible Party Agreement attached hereto as Exhibit D, the Company shall have the right to rescind or unwind this Agreement and all obligations it has hereunder upon giving written notice to the Parent and the Responsible Parties at the address given in the Responsible Party Agreement and in the event that the Responsible Parties have not effected a cure of any defect or delinquency in fulfilling their obligations within the time period provided in the Responsible Party Agreement, then the Company shall have the right to take all further actions reasonably necessary or appropriate, as deemed by the Company, to effect a rescission or unwinding of this Agreement and its obligations hereunder irrespective of any other term or provision of this Agreement.

     5.3 Company Shareholder and Parent Stockholder Meetings.

         A. The Company shall, promptly after the date hereof, take all action necessary in accordance with the Texas Business Corporations Act and its Articles of Incorporation and Bylaws to obtain shareholder consent, or if required, convene the Company Shareholders Meeting whether or not the Company Board determines at any time after the date hereof that the Acquisition is no longer advisable. The adoption of the Agreement by the consent of the majority of shareholders of the Company shall be recommended by the Company Board unless, in the good faith judgment of the Company Board, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. Subject to Section 5.2 and Section 5.6 hereof, the Company shall use its best efforts to take all commercially reasonable actions necessary or advisable to secure the vote or consent of shareholders required to effect the Acquisition.

         (b) Parent shall, promptly after the date hereof, take all action necessary in accordance with the CBCA and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders Meeting, if required, whether or not the Parent Board determines at any time after the date hereof that the Acquisition is no longer advisable. The approval by the stockholders of the Parent of the transactions contemplated by this Agreement shall be recommended by the Parent Board unless, in the good faith judgment of the Parent Board, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. The Parent Stockholders Meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with the CBCA and applicable securities laws. Parent shall consult with the Company regarding the date of the Parent Stockholders Meeting. Subject to Section 5.2 and Section 5.6 hereof, Parent shall use commercially reasonable best efforts to solicit from stockholders of Parent proxies in favor of the Acquisition and shall take all other commercially reasonable actions necessary or advisable to secure the vote or consent of stockholders required to effect the Acquisition.

         (c) The Company and the Parent agree that they shall use their best efforts to take all commercially reasonable actions necessary or advisable to effect the conversion of the Company's Common Stock into the Parent Series A Convertible Preferred Stock (the "Conversion Transactions") subject to compliance with Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder together with the requirements of applicable state and other jurisdiction securities laws. The Parties acknowledge and agree that they anticipate that the Conversion Transactions will be undertaken in one or more steps on a "step transaction basis" to ensure compliance with the laws described in this Section 5.3(c) so that, upon completion of the Conversion Transactions and subject to TBCA, the Company will become a wholly-owned subsidiary of the Parent.

     5.4 Additional Agreements, Cooperation, Asset Purchase.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate, subject to compliance with applicable law, with each other in connection with the foregoing, including using its commercially reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any United States federal or state, foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the Company Option Agreement or the consummation of the transactions contemplated hereby or thereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings and submissions of information requested by Governmental Entities, and
(vi) to fulfill all conditions to this Agreement.

         (b) Each of the parties hereto agrees, subject to compliance with applicable law, to furnish to each other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the Exchange Act, the Securities Act or any other United States federal or state, or foreign statute or regulation. Each party hereto shall promptly inform each other party of any material communication from any government or governmental authority regarding any of the transactions contemplated hereby.

         (c) Completion of Asset Purchase Agreement. Immediately subsequent to the effective date provided herein, Parent shall complete the Asset Purchase Agreement between Parent, its existing wholly owned subsidiary (Technol Fuel Conditioners, Inc a New Jersey corporation) and Technol Fuel Acquisition Corp., a New Jersey corporation, pursuant to the attached Asset Purchase Agreement.

         (d) Publicity. Except as otherwise required by law or the rules of any applicable securities exchange or the Pink Sheet Quotation Service or OTC-BB, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as possible.

     (e) No Solicitation.

         A. Immediately upon execution of this Agreement, the Company shall (and shall cause its officers, directors, employees, investment bankers, attorneys and other agents or representatives to) cease all discussions, negotiations, responses to inquiries (except as set forth in the proviso to this sentence) and other communications relating to any potential business combination with all third parties who, prior to the date hereof, may have expressed or otherwise indicated any interest in pursuing an Acquisition Proposal (as hereinafter defined) with the Company.

         B. Prior to termination of this Agreement pursuant to Article VII hereof, the Company and its Subsidiaries shall not, nor shall the Company authorize or permit any officers, directors or employees of, or any investment bankers, attorneys or other agents or representatives retained by or acting on behalf of, the Company or any of its Subsidiaries to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) engage or participate in negotiations or discussions with, or furnish any information or data to, or take any other action to, facilitate any inquiries or making any proposal by, any third party relating to an Acquisition Proposal, (iii) enter into any agreement with respect to any Acquisition Proposal or approve an Acquisition Proposal, or
(iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal.

         C. For the purposes of this Agreement, "Acquisition Proposal" shall mean any proposal, whether in writing or otherwise, made by any person other than Parent and its Subsidiaries to acquire "beneficial ownership" (as defined under Rule 13(d) of the Exchange Act) of 20% or more of the assets of, or 20% or more of the outstanding capital stock of any of the Company or its Subsidiaries pursuant to a Acquisition, consolidation, exchange of shares or other business combination, sale of shares of capital stock, sales of assets, tender offer or exchange offer or similar transaction involving the Company or its Subsidiaries.

     5.5 Access to Information. From the date of this Agreement until the Effective Time, and upon reasonable notice, the Company will give Parent and its authorized representatives (including counsel, other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections as it may reasonably require, will cause its officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request and confer with Parent to keep it reasonably informed with respect to operational and other business matters relating to the Company and its Subsidiaries and the status of satisfaction of conditions to the Closing, other than information that may not be disclosed under applicable law or in violation of an agreement or if such disclosure would result in a waiver of the attorney-client privilege; provided, however, that in any such event the parties shall cooperate in good faith to obtain waivers of such prohibitions or implement alternative methods of disclosure of material information. All information obtained by Parent pursuant to this Section 5.7 shall be kept confidential in accordance with the Reciprocal Confidentiality Agreement.

     5.6 Notification of Certain Matters. The Company or Parent, as the case may be, shall promptly notify the other of (a) its obtaining of Knowledge as to the matters set forth in clauses (i), (ii) and (iii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the institution of any claim, suit, action or proceeding arising out of or related to the Acquisition or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     5.7 Resignation of Officers and Directors. At or prior to the Effective Time, the Parent shall deliver to Company the resignations of such officers and directors of the Parent and shall use its commercially reasonable best efforts to deliver to Company the resignations of such officers and directors of its Subsidiaries (in each case, in their capacities as officers and directors, but not as employees if any of such persons are employees of the Company or any Subsidiary) as Parent shall specify, which resignations shall be effective at the Effective Time in the order required under this Agreement and as required to elect the new Board of Directors. The existing Parent directors shall resign in the following sequence:

                  1. Odette Lichtman at or prior to the time of execution of this Agreement.
                  2. Melvin Hooper at the Effective Time after appointment of Richard P. Underwood as the new initial Board of the Parent.

     5.8 Indemnification.

         A. As of the Effective Time and for a period of six years following the Effective Time, Parent will indemnify and hold harmless from and against all claims, damages, losses, obligations or liabilities ("Losses") any persons who were directors or officers of the Company or any Subsidiary prior to the Effective Time (the "Indemnified Persons") to the fullest extent such person could have been indemnified for such Losses under applicable law, under the Governing Documents of the Company or any Subsidiary or under the indemnification agreements listed on Schedule 5.10 in effect immediately prior to the date hereof, with respect to any act or failure to act by any such Indemnified Person at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

         B. Any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the CBCA or other applicable law shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Persons. Parent shall pay such counsel's fees and expenses so long as the Indemnified Persons do not challenge any such determination by such independent counsel).

         C. In the event that Parent or any of its successors or assigns (i) consolidates with, merges or otherwise enters a business combination into or with any other person, and Parent or such successor or assign is not the continuing or Parent corporation or entity of such consolidation, Acquisition or business combination, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that such person or the continuing or Parent corporation assumes the obligations set forth in this Section 5.10 and none of the actions described in clauses (i) and (ii) above shall be consummated until such provision is made.

         D. In the event any claim, action, suit, proceeding or investigation (a "Claim") for which indemnification is provided under this Section 5.10 is brought against an Indemnified Person (whether arising before or after the Effective Time) after the Effective Time Parent shall, consistent with the terms of any directors' and officers' liability insurance policy defend such Indemnified Person from such claim with counsel reasonably acceptable to such Indemnified Person; provided, however, that in the event Parent fails to provide a defense to such Claim or it would be inappropriate due to conflicts of interests that counsel for Parent also represent such Indemnified Person, (i) such Indemnified Person may retain separate counsel reasonably acceptable to Parent, (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnified Person as statements therefore are received, and (iii) the indemnifying party will use all commercially reasonable best efforts to assist in the defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any Claim without its written consent, which consent shall not be unreasonably withheld, and provided further, however, that not more than one such separate counsel may be retained for all Indemnified Persons at the expense of the indemnifying party (unless, and to the extent that, the joint representation of all Indemnified Persons poses an actual conflict of interest). Any Indemnified Person desiring to claim indemnification under this Section 5.10, upon learning of any Claim, shall notify the indemnifying party (but the failure to so notify shall not relieve the indemnifying party from any liability which it may have under this
Section 5.10 except to the extent such failure materially prejudices such indemnifying party).

         E. This Section 5.10 is intended to benefit the Indemnified Persons, shall be enforceable by each Indemnified Person and his or her heirs and representatives.

     5.9 Shareholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense of any shareholder litigation against or in the name of the Company and/or its respective directors relating to the transactions contemplated by this Agreement.

     5.10 Determination of Option Holders and Warrant Holders. At least ten business days before the Effective Time, the Company shall provide Parent with a true and complete list, as of such date, of (a) the holders of Company Options and Company Warrants, (b) the number of shares of Company Common Stock subject to Company Options and Company Warrants held by each such option holder and warrant holder and (c) the address of each such option holder and warrant holder as set forth in the books and records of the Company or any Subsidiary, following upon which there shall be no additional grants of Company Options without Parent's prior consent. From the date such list is provided to Parent until the Effective Time, the Company shall provide a daily option activity report to Parent containing such information as Parent shall reasonably request.

     5.11 Preparation of Tax Returns. The Company shall file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Returns required to be filed on or before the Closing Date.The Company shall provide Parent with a copy of appropriate work papers, schedules, drafts and final copies of each foreign and domestic, federal, provincial and state income Tax return or election of the Company (including returns of all Employee Benefit Plans) at least ten days before filing such return or election and shall consult with Parent with respect thereto prior to such filing.

     5.12 Tax-Free Reorganization. Parent and the Company shall each use all commercially reasonable best efforts to cause the Acquisition to qualify as a re-organization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take or fail to take, or cause any third party to take or fail to take, any action that would cause the Acquisition to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.13 SEC Filings; Compliance. Subject to the terms and provisions of the Responsible Party Agreement attached hereto as Exhibit D and the obligations assumed by the Responsible Party thereunder, Parent shall each cause the required forms, reports, schedules, statements and other documents required to be filed with the SEC by the Parent, respectively, between the date of this Agreement and the Effective Time (with respect to either the Company or Parent, the "New SEC Reports") to be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and such New SEC Reports will not at the time they are filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.14 The Company covenants and agrees that the Conversion Transactions shall be undertaken in accordance with Section 5.3 of this Agreement.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.1 Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligation of each party to effect the Acquisition is subject to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

         A. Company Shareholder and Parent Stockholder Approval. This Agreement and the Acquisition shall have been approved and adopted by the consent or requisite vote of (i) the shareholders of the Company under the TBCA and the Company's Charter Document and Governing Documents and (ii) the directors of Parent and if required, the stockholders of Parent under the CBCA and the Parent's Charter Document and Governing Document.

         B. Governmental Action; No Injunction or Restraints. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Acquisition, asserting the illegality of the Acquisition or this Agreement or seeking damages (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the transactions contemplated hereby which continues to be outstanding. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose sanctions, damages or liabilities (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the Acquisition on the Company or any of its officers or directors; or (ii) preventing the consummation of the Acquisition.

         C. Governmental Consents. All necessary authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or waiver of waiting periods imposed by, any Governmental Entity of any applicable jurisdiction required for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or obtained, as to which the failure to obtain, make or occur would have the effect of making the Acquisition or this Agreement or any of the transactions contemplated hereby illegal or which, individually or in the aggregate, would have a Parent Material Adverse Effect (assuming the Acquisition had taken place).

     6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Acquisition is further subject to satisfaction or waiver of the following conditions:

         A. Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

         B. Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

         C. No Injunctions or Restraints. No final judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing material limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing material limitations on the ability of Parent or its Affiliates to combine and operate the business and assets of the Company; (iii) imposing other material sanctions, damages, or liabilities directly arising out of the Acquisition on Parent or any of its officers or directors; or (iv) requiring divestiture by Parent of any significant portion of the business, assets or property of the Company or of Parent.

         D. Delivery of Closing Documents. At or prior to the Effective Time, the Company shall have delivered to Parent all of the following:

               1. a certificate of the President and the Chief Financial Officer of the Company, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.2(a), (b) and (c) hereof have been satisfied; and

               2. a copy of (A) the Articles of Incorporation of the Company, dated as of a recent date, certified by the Secretary of State of the State of Texas, (B) the Bylaws of the Company and (C) the resolutions of the Company Board and shareholders authorizing the Acquisition and the other transactions contemplated by this Agreement, certified by the Secretary of the Company.

         E. Dissenting Shares. The aggregate amount of Dissenting Shares (as defined in Section 2.1(g) hereof) shall not exceed ten percent (10%) of the total number of shares of Company Common Stock, on a fully diluted, as-converted basis (i.e., assuming issuance of all shares of Common Stock issuable upon the exercise or conversion of all securities outstanding immediately prior to the Effective Time which are convertible into or exercisable for shares of Company Common Stock, whether or not vested), issued and outstanding immediately prior to the Effective Time.

         F. Conditions to Obligations of the Company. The obligation of the Company to effect the Acquisition is further subject to satisfaction or waiver of the following conditions:

         G. Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         H. Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

         I. Delivery of Closing Documents. At or prior to the Effective Time, the Parent shall have delivered to the Company a certificate of the President and the Chief Financial Officer of Parent, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.3(a) and (b) hereof have been satisfied.

         J. Delivery of the Responsible Party Agreement. At or prior to the Effective Time, the Responsible Party Agreement, as fully executed, shall be delivered to the Company in a form and with such assurances as deemed acceptable to the Company.

         K. Delivery of the Lock-Up Agreements. At or prior to the Effective Time, the Lock-Up Agreements, as fully executed, shall be delivered to the Company in a form and with such assurances as deemed acceptable to the Company.

         L. Delivery of Exhibit F. At or prior to the Effective Time, Exhibit F with a fully executed and completed copy of all documents referenced and identified therein, shall be delivered to the Company.

         M. The Company's reasonable satisfaction that the timing and procedures to complete the Acquisition will satisfy the Securities Compliance Requirement.


                                      VII.
                                   TERMINATION

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Acquisition by the Company's shareholders or the Parent's stockholders:

         A. by mutual written consent of the Company and Parent (on behalf of Parent and Parent);

         B. by either the Company or Parent:

               (1) if the Acquisition shall not have been completed by , July 1, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Acquisition to be consummated by such time;

               (2) if shareholder approval shall not have been obtained at the Company Shareholders Meeting duly convened therefore or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to obtain shareholder approval.

               (3) if stockholder approval is determined to be required and shall not have been obtained at the Parent Stockholders Meeting duly convened therefore or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to obtain stockholder approval.

               (4) if any restraint having any of the effects set forth in
         Section 6.1(b) or Section 6.2(c) hereof shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in such restraint to continue in effect; or

             (5) if the Company enters into a Acquisition, acquisition or other agreement (including an agreement in principle) or understanding to effect a Superior Proposal or the Company Board or a committee thereof resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(v) unless (a) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect such Acquisition Proposal, which notice shall include, without limitation, the material terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal, (b) three business days have elapsed following delivery to Parent of such written notice by the Company and (c) during such three-business-day period, the Company has cooperated with to allow Parent within such three-business-day period to propose amendments to the terms of this Agreement to be at least as favorable as the Superior Proposal; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(v) unless, at the end of such three-business-day-period, the Company Board continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal;

         A. by the Company

               (1) if Parent or Subsidiary shall have breached any of its representations and warranties contained in Article IV hereof which breach has had or is reasonably likely to have a Parent Material Adverse Effect or Parent or Subsidiary shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case, which breach or failure to perform has not been cured by Parent or Subsidiary within thirty days following receipt of notice thereof from the Company;

               (2) if (a) the Parent Board or any committee thereof shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement, or (b) the Parent Board or any committee thereof shall have resolved to take any of the foregoing actions; or

         B. by Parent (on behalf of Parent and Subsidiary):

               (1) if the Company shall have breached any of its representations and warranties contained in Article III hereof which breach has had or is reasonably likely to have a Company Material Adverse Effect or the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case (other than a breach of Section 5.6(b) hereof, as to which no materiality requirement and no cure period shall apply), which breach or failure to perform has not been cured by the Company within thirty days following receipt of notice thereof from Parent; or

               (2) if (a) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Acquisition or this Agreement, or approved or recommended an Acquisition Proposal, or (b) the Company Board or any committee thereof shall have resolved to take any of the foregoing actions. Effect of Termination. The termination of this Agreement pursuant to the terms of Section 7.1 hereof shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article VII, there shall be no obligation or liability on the part of any party hereto (except as provided in Section 7.3 hereof) or its shareholders or directors or officers in respect thereof, except for agreements which survive the termination of this Agreement, except for liability that Parent or Subsidiary or the Company might have to the other party or parties arising from a breach of this Agreement due to termination of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i) or due to the fraudulent or willful misconduct of such party.


     7.3 Fees and Expenses. Notwithstanding any other term or provision of this
Section 7.3 or any other term or provision of this Agreement, the Constituent Corporations agree that the Responsible Party shall be responsible for the payment of all fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, retaining legal, accounting, EDGAR filing agents, and all persons in connection with the matters described in this Agreement. Except as provided in this Section 7.3 (as described above), whether or not the Acquisition is consummated, the Company, on the one hand, and Parent and Subsidiary, on the other, shall bear their respective expenses incurred in connection with the Acquisition, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel, auditors, and accountants.

     Subject to the first sentence in this Section 7.3 of this Agreement, if this Agreement is terminated as a result of a breach of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i), then the non-breaching party shall be entitled to receive from the breaching party damages resulting from such breach, including without limitation, all out-of-pocket fees and expenses incurred or paid by or on behalf of the non-breaching party or any Affiliate of the non-breaching party in connection with this Agreement, the Acquisition and transactions contemplated herein, including all fees and expenses of counsel, investment banking firm, accountants and consultants.

                                      VIII.
                                  MISCELLANEOUS

     8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period four (4) years thereafter. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 Waiver. At any time prior to the Effective Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

     8.3 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

     8.4. Notices. Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail and airmail, if overseas (registered or return receipt requested), facsimile (with receipt electronically acknowledged) or overnight air courier guaranteeing next day delivery, to such other party's address.

 If to Parent:              Mr. Melvin Hooper, President
                            Technol Fuel Conditioners, Inc.
                            One Main St. #405
                            Eatontown, NJ. 07724

    with copies to:         Thomas F. Pierson, P.C.
                            1140 Highway 287 Suite 400-274
                            Broomfield, Co. 80020
                            Fax. 240-0266-5659
                            Email: thomaspiersonpc@yahoo.com

    If to the Company:      Mr. Richard P. Underwood
                            Allied Syndications, Inc.
                            2800 Griffith Drive
                            Bowling Green, Ky. 42101
                            www.alliedenergy.com
                            mailto:ric@underwoodland.com

    with copies to:         Mr. William Aul, Esq.
                            1660 Hotel Circle, Suite 207
                            San Diego, Ca. 92108
                            Fax. 1-619-542-0555
                            waul@juno.com

         A. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and one business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     8.5 Counterparts. This Agreement may be executed via facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6 Interpretation; Construction. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity;

     8.7. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Acquisition by the shareholders of the Company or the stockholders of Parent; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company or the stockholders of Parent without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.8. No Third Party Beneficiaries. Except for the provisions of Section
5.10 hereof (which is intended to be for the benefit of the persons referred to therein, and may be enforced by such persons) nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

     8.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. Each party hereby irrevocably waives the right to any jury trial in connection with any action or proceeding brought or maintained in connection with this Agreement.

     8.10 Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Letter, and the other documents delivered pursuant hereto or contemplated hereby) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, in each case other than the Company Option Agreement and the Reciprocal Confidentiality Agreement.

     8.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.12 Disputes. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in Bowling Green, Kentucky. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 8.3. above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                         TECHNOL FUEL CONDITIONERS, INC.


                                         By:   /s/ Melvin Hooper
                                               ---------------------------------
                                               Melvin Hooper, President and
                                               Chief Executive Officer



                                         ALLIED SYNDICATIONS, INC.


                                         By:   /s/ Richard P. Underwood
                                               ---------------------------------
                                               Richard P. Underwood, President

                                   ARTICLE IX
                              DEFINITION AND USAGE.

     For purptses of this Agreement:

         "Affiliate" means, with respect to any Person, any other Person, or indirectly controlling, controlled by or under common control with such Person.

         "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA).

         "Knowledge of the Company" shall mean the actual knowledge of the Company's Board of Directors in the ordinary conduct of their duties without conducting any special or extraordinary investigation.

         "Knowledge of the Parent" shall mean the knowledge of the Parent, the Parent's Board of Directors, and officers after conducting a reasonable investigation.

         "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company's balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

         "Material Adverse Effect" means any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole as elsewhere provided in this Agreement

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of the foregoing.

         "Securities Compliance Requirement" shall have the same meaning as in
Section 1.1 of this Agreement.

         "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.


    BALANCE OF PAGE LEFT INTENTIONALLY BLANK

ARTICLE I           THE ACQUISITION...........................................2

     1.1.     The Acquisition.................................................2
     1.2.     Effect of Acquisition...........................................2
     1.3.     Effective Time..................................................2
     1.4.     Directors and Officers..........................................2
     1.5.     Taking of Necessary Action; Further Action......................2
     1.6.     The Closing.....................................................3

ARTICLE II          CONVERSION OF SECURITIES..................................3

     2.1.     Conversion of Securities........................................3
     2.2.     Stock Options...................................................5
     2.3.     Warrants........................................................5
     2.4.     Exchange of Certificates........................................6

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............8

     3.1.     Organization and Qualification..................................8
     3.2.     Capital Stock of Subsidiaries...................................9
     3.3.     Capitalization..................................................9
     3.4.     Authority Relative to this Agreement...........................10
     3.5.     No Conflict; Required Filings and Consents.....................10
     3.6.     SEC Filings; Financial Statements..............................11
     3.7.     Absence of Changes or Events...................................12
     3.8.     Litigation.....................................................12
     3.9.     Title to Properties............................................12
     3.10.    Certain Contracts..............................................13
     3.11.    Compliance with Law............................................13
     3.12.    Intellectual Property Rights; Year 2004........................14
     3.13.    Taxes..........................................................15
     3.14.    Employees......................................................16
     3.15.    Employee Benefit Plans.........................................17
     3.16.    Environmental Matters..........................................19
     3.17.    Foreign Corrupt Practices Act..................................19
     3.18.    Export Control Laws............................................20
     3.19.    Finders or Brokers.............................................20
     3.20.    Board Recommendation...........................................20
     3.21.    Vote Required..................................................20
     3.22.    Tax Matters....................................................20
     3.23     State Takeover  Statutes.......................................21
     3.24     Information  Statement; 15 c 211Filing.........................20

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PARENT.................21

     4.1.     Organization and Qualification.................................21
     4.2.     Capitalization.................................................22
     4.3.     Authority Relative to this Agreement...........................22
     4.4.     No Conflicts; Required Filings and Consents....................23
     4.5.     SEC Filings; Financial Statements..............................23
     4.6.     Absence of Changes or Events...................................24
     4.7.     Litigation.....................................................25
     4.8.     Compliance with Law............................................25
     4.9.     Finders or Brokers.............................................25
     4.10.    Tax Matters....................................................25
     4.11     Information Statements.........................................22

ARTICLE V           COVENANTS AND AGREEMENTS.................................26

     5.1.     Conduct of Business of the Company Pending the Acquisition.....26
     5.2.     Preparation of Information Statement;
                15 c 211 Filing Statement....................................28
     5.3.     Company Shareholder and Parent Stockholder Meetings............29
     5.4.     Additional Agreements, Cooperation.............................30
     5.5.     Publicity......................................................31
     5.6.     No Solicitation................................................31
     5.7.     Access to Information..........................................32
     5.8.     Notification of Certain Matters................................32
     5.9.     Resignation of Officers and Directors..........................32
     5.10.    Indemnification................................................33
     5.11.    Shareholder Litigation.........................................34
     5.12.    Determination of Optionholders and Warrantholders..............34
     5.13.    Preparation of Tax Returns.....................................34
     5.14.    Tax-Free Reorganization........................................34
     5.15.    SEC Filings; Compliance........................................34
     5.16.    Listing of Additional Shares.....................................

ARTICLE VI          CONDITIONS TO CLOSING...................................35

     6.1.     Conditions to Each Party's Obligation to
                Effect the Acquisition......................................35
     6.2.     Conditions to Obligations of Parent...........................35
     6.3.     Conditions to Obligations of the Company......................36

ARTICLE VII         TERMINATION.............................................37

     7.1.     Termination...................................................37
     7.2.     Effect of Termination.........................................39
     7.3.     Fees and Expenses.............................................39

ARTICLE VIII        MISCELLANEOUS...........................................40

     8.1.     Nonsurvival of Representations and Warranties.................40
     8.2.     Waiver........................................................40
     8.3.     Attorneys' Fees...............................................40
     8.4.     Notices.......................................................40
     8.5.     Counterparts..................................................41
     8.6.     Interpretation; Construction..................................41
     8.7.     Amendment.....................................................41
     8.8.     No Third Party Beneficiaries..................................42
     8.9.     Governing Law.................................................42
     8.10.    Entire Agreement..............................................42
     8.11.    Validity......................................................42

                                     ANNEX C

                         TECHNOL FUEL CONDITIONERS, INC.
                           EMPLOYEE COMPENSATION PLAN
                   TO BE CALLED THE ALLIED ENERGY GROUP, INC.
                           EMPLOYEE COMPENSATION PLAN

         This Employee Compensation Plan (the "Plan") is hereby adopted by Technol Fuel Conditioners, Inc., a Colorado corporation (the "Corporation") pursuant to a resolution adopted by the Corporation's Stockholders of December ____, 2005.

           NOW THEREFORE, THE CORPORATION ADOPTS THE PLAN AS FOLLOWS:

     1. PURPOSE OF PLAN. The purpose of the Plan is to provide key employees and consultants of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation and to facilitate attracting and retaining key individuals of exceptional ability.

     2. CONTROL OF THE PLAN. The Plan shall be controlled and subject to the supervision of an independent committee to be established pursuant to duly adopted resolutions by the Corporation's Board of Directors.

     3. PARTICIPATION. The Committee shall determine and designate from time to time, in its Discretion, those key employees of the Corporation or any Subsidiary who shall become Participants in the Plan.

     4. WRITTEN AGREEMENT. Each Participant shall execute one or more written agreements ("Corporation-Participant Agreement") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms of the Plan and such Agreement. The terms of such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

     5. INITIAL AND SUBSEQUENT STOCK TO PLAN. The initial allocation to the Plan shall be four million (4,000,000) shares of the Corporation's Common Stock with such allocation to be subject to any later resolutions as duly adopted and approved by the Corporation's Board of Directors and the Corporation's Common Stockholders.

     6. COMPENSATION FORMULA AND LIMITATIONS.

              (a) Subject to the terms of the Plan, Compensation shall be awarded to each Participant ("Compensation Award") at such times and in such amounts as the Committee shall determine. In general, and subject to approval of the Committee, the amount of the Compensation Award shall be awarded upon achievement of pre-established objective performance goals using such business criteria as the Committee establishes in connection with the goals and objectives of the Corporation and the performance and services rendered by the recipient of any Compensation Award (these may include, but are not limited to, average return on equity, average return on invested capital, pre-tax income and target business mix, all as may be defined in the Plan and/or Corporation-Participant Agreements). Payments of the Compensation Award for each Participant will be computed based upon the achievement of one or more of these pre-established objective performance goals.

              (b) Subject to the terms of the Plan, the Corporation shall pay to a Participant the Participant's Compensation Award as soon as reasonably practicable after appropriate determinations have been made.

              (b) As a condition to participation in the Plan, each Participant shall remain in the continuous employ of the Corporation or a Subsidiary for the Measurement Period.

              (c) Notwithstanding Section 6(b) above, if a Participant's employment with the Corporation or a Subsidiary shall be terminated at any time because of the Participant's death or Permanent Disability, the Compensation Award allocable to the Participant shall be payable to the Participant or the Participant's legal representative or representatives in the case of Permanent Disability, or to the person or persons entitled to such payment under the Participant's will in the event of the Participant's death, or if the Participant shall fail to make testamentary disposition of such compensation and shall die intestate, to the Participant's legal representative or representatives; provided, however, that the committee may in its Discretion reduce all or a portion of the Compensation Award allocable to a Participant whose employment with the Corporation or a Subsidiary terminates because of the Participant's death or Permanent Disability during the Measurement Period. Such payment shah be made in accordance with Section 6(a) above.

              (d) Notwithstanding anything in the Plan to the contrary, to the extent that the deduction for a Compensation Award would be disallowed under Section 162(m) of the Code, the payment of the Compensation Award would automatically be deferred until the following tax year or years of the Corporation.

     7. REDUCTION IN RESPONSIBILITY. If the Participant takes another position within the Corporation or a Subsidiary during the Measurement Period, whether initiated by either the Participant, the Corporation or a Subsidiary, the Committee shall make, at its sole discretion, such additional determinations as are necessary in light of the circumstances.

     8. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

     9. NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing contained in the Plan nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time (with or without Cause).

     10. TERMINATION, DURATION AND AMENDMENTS OF PLAN. The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. The termination of the Plan shall not affect the validity of any Compensation Award outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall, without the consent of the holder thereof, alter or impair any Compensation Award which shall have been previously vested under the Plan.

     11. EFFECTIVE DATE. The Plan shall be effective upon approval by the Corporation's shareholders.

     12. DEFINITIONS. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

              (a) "Board of Directors" shall mean the Board of Directors of the Corporation.

              (b) "Cause" shall mean intentional or willful misconduct, gross neglect of duties, or other material acts or omissions detrimental to the best interests of the Corporation or a Subsidiary.

              (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (d) "Committee" shall mean the Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Exchange Act, and (ii) Section 162(m) of the Code, and the regulations thereunder.

              (e) "Corporation" shall mean Technol Fuel Conditioners, Inc., a Colorado corporation, or any successor thereof.

              (f) "Corporation-Participant Agreement" shall have the meaning set forth in above.

              (g) "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a key employee in a manner consistent with the treatment afforded other key employees with respect to the Plan.

              (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (i) "Measurement Period" means the period established by the Committee, in its sole discretion, from time to time.

              (j) "Participant" shall mean any key employee based at the Corporation's office.

              (k) "Plan" shall mean this Technol Fuel Conditioners, Inc. Employee Compensation Plan.

     13. OPERATION AND MANAGEMENT OF THE PLAN. The Plan shall operate in accordance with the requirements of the law of the Corporation's domicile and all applicable state and federal securities laws as determined by the Committee in the exercise of its sole discretion. The Committee shall have the right, but not the obligation, to adopt and amend this Plan as it determines and make and determine the criteria, amount, and basis for any Compensation Award upon such terms as it deems reasonable in view of the plans and objectives of the Corporation, the services rendered by any Participant, and any other matters deemed appropriate by the Committee. ADOPTED: As adopted by the Board of Directors on December ___, 2005.



         ACKNOWLEDGMENT:            ___________________________
                                    Richard P. Underwood

                                     ANNEX D
                            (COMPANY CODE OF ETHICS)

                               ALLIED ENERGY GROUP
              (Under Section 406 of the Sarbanes-Oxley Act of 2002)

This Code of Ethics is designed to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure of financial information in the periodic reports of Allied Energy Group (the "Company"), and compliance with applicable laws, rules, and regulations.

APPLICABILITY OF THE CODE

This Code of Ethics (the "Code") applies to the Company's directors and executive officers, including its chief executive officer, the chief financial officer, controller, and such other finance, accounting, tax or internal audit personnel as the chief executive officer or chief financial officer may from time to time designate. The persons listed in the preceding paragraph are referred to as the "Covered Persons."

HONEST AND ETHICAL CONDUCT

In performing his or her duties, each of the Covered Persons will act in accordance with high standards of honest and ethical conduct including taking appropriate actions to permit and facilitate the ethical handling and resolution of actual or apparent conflicts of interest between personal and professional relationships. In addition, each of the Covered Persons will promote high standards of honest and ethical conduct among employees who have responsibilities in the areas of accounting, audit, tax, and financial reporting and other employees throughout the Company.

FULL, FAIR, ACCURATE, TIMELY, AND UNDERSTANDABLE DISCLOSURE

In performing his or her duties, each of the Covered Persons will endeavor to promote, and will take appropriate action within his or her areas of responsibility to cause the Company to provide, full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and in other public communications. In performing his or her duties, each of the Covered Persons will, within his or her areas of responsibility, engage in, and seek to promote, full, fair and accurate disclosure of financial and other information to, and open and honest discussions with, the Company's outside auditors.

COMPLIANCE WITH APPLICABLE GOVERNMENTAL LAWS, RULES, AND REGULATIONS

In performing his or her duties, each of the Covered Persons will endeavor to comply, and take appropriate action within his or her areas of responsibility to cause the Company to comply, with applicable governmental laws, rules, and regulations and applicable rules and regulations of self-regulatory organizations. Each of the Covered Persons will promptly provide the Company's general counsel or the Company's audit committee with information concerning conduct the Covered Person reasonably believes to constitute a material violation by the Company, or its directors or officers, of the securities laws, rules or regulations or other laws, rules, or regulations applicable to the Company.

REPORTING VIOLATIONS OF THE CODE

Each of the Covered Persons will promptly report any violation of this Code to the Company's general counsel or to the Company's audit committee, as applicable.

WAIVER AND AMENDMENT OF THE CODE

The Company's audit committee, as well as the Company's board of directors, will have the authority to approve a waiver from any provision of this Code. The Company will publicly disclose information concerning any waiver or an implicit waiver of this Code as required by applicable law. A waiver means the approval of a material departure from a provision of this Code. The Company will publicly disclose any substantive amendment of this Code as required by applicable law.

ACCOUNTABILITY FOR ADHERENCE TO THE CODE

The Company's audit committee will assess compliance with this Code, report violations of this Code to the Board of Directors, and, based upon the relevant facts and circumstances, recommend to the Board appropriate action. A violation of this Code may result in disciplinary action including termination of employment.


Adopted by the Board of Directors of Technol Fuel Conditioners, Inc. this 4th day of December, 2005.


/s/ Richard P. Underwood
----------------------------------
Richard P. Underwood, Chairman/CEO

                                     ANNEX E

                               ARTICLES OF MERGER

                                       OF

                         TECHNOL FUEL CONDITIONERS, INC.

                            (A COLORADO CORPORATION)

                                  WITH AND INTO

                            ALLIED ENERGY GROUP, INC.

                             (a Florida corporation)

     Pursuant to Section 601.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

     FIRST: The plan of merger is as follows:

     1. Merger. TECHNOL FUEL CONDITIONERS, INC., a Colorado corporation ("COLORADO"), shall he merged (the "Merger") with and into ALLIED ENERGY GROUP, INC., a Florida corporation bearing Document Number PO5000008539 ("FLORIDA"). FLORIDA and COLORADO are sometimes hereinafter collectively referred to as the "Constituent Corporations." FLORIDA shall be the surviving corporation of the Merger (the "Surviving Corporation") effective upon the date when these Articles of Merger are filed with the Secretary of the State of Florida and the Articles of Merger are filed with the Secretary of the State of Colorado (the "Effective Date") thereby effecting a re-domicile of the Colorado corporation to Florida.

     2. Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of FLORIDA shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

     3, Succession. On the Effective Date, FLORIDA shall continue its corporate existence under the laws of the State of Florida, and the separate existence and corporate organization of COLORADO, except insofar as it may be continued by operation of law, shall be terminated and cease.

     4. Conversion of Common Stock. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, each share, of COLORADO'S common stock and associated stock purchase rights shall be converted at the Effective Date of the Merger into the right to receive ONE fully paid and non-assessable share(s) of FLORIDA common stock, $.001 par value, with the same designation as such share had in Colorado (either restricted or unrestricted) pursuant to the Agreement and Plan of Merger (the `Plan of Merger') between FLORIDA and COLORADO. Each share of common stock of FLORIDA issued and outstanding prior to the Effective Date shall remain outstanding. Each share of COLORADO Preferred Stock issued and outstanding on the Effective Date shall convert into and that number of shares of the Florida Preferred Stock which grant the Colorado Preferred shareholders with the same rights and privileges that they hold in Colorado.

         SECOND: The Effective Date of the Merger is the date upon which these Articles of Merger are filed with the Secretary of the State of Florida and the Articles of Merger are filed with the Secretary of the State of Colorado.

         THIRD: The Plan of Merge was adopted by FLORIDA'S Board of Directors and sole shareholder by Unanimous Written Consent dated June 20, 2005, and by COLORADO'S shareholders vote dated December ____, 2005. Approval by FLORIDA'S Shareholders was not required pursuant to Section 607.1103(7) of the Florida Business Corporation Act.

                  Signed this ____day of December, 2005

ALLIED ENERGY GROUP, INC., A Florida corporation

By: Richard P. Underwood, President

TECHNOL FUEL CONDITIONERS, INC., a Colorado corporation

By: Richard P. Underwood, President

                                     ANNEX F

            AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS
                            ALLIED ENERGY GROUP, INC.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                            ALLIED ENERGY GROUP, INC.

         The undersigned, a natural person of over the age of eighteen years, acting as incorporator of a corporation under the Florida Business Corporations Act, adopts the following Articles of Incorporation for such corporation.

                                    ARTICLE I

     The name of the corporation is Allied Energy Group, Inc.

                                   ARTICLE II

     The principal place of business of the corporation:

         2800 Griffin Drive, Bowling Green, Kentucky 24101.

                                   ARTICLE III

     The purpose for which the corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Florida Business Corporation Act.

         To generally transact any and all business, and to do all things necessary or incident to the nature, objects and purposes of the said corporation, the foregoing enumeration of purpose being by way of definition, and the same shall not be held to limit, restrict or exclude any object or purpose which is in any way incident or necessary to the proper conduct of the business of the corporation.

         The corporation shall have and may exercise all powers and rights granted or otherwise provided for by the Florida Corporation Code, including, but not limited to, all powers necessary or convenient to effect the corporation's purposes.

                                   ARTICLE IV

     1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 210,000,000 shares, including 200,000,000 of common capital stock which shall be .001 par value and 10,000,000 shares of Preferred Stock which has a .01 par value. All shares of each class of common stock will be equal to each other, and when issued, will be fully paid and non-assessable, and the private property of stockholders shall not be liable for corporate debts. Each shareholder of record of common stock shall have one vote for each share of stock outstanding in his name on the books and records of the Corporation and shall be entitled to vote said stock. Preferred shares shall have those rights and preferences as designated by the Board of Directors and allowed pursuant to Florida law.

   2. Denial of Cumulative Voting. Cumulative voting of shares in the election of Directors is prohibited.

   3. Denial of Pre-Emptive Rights. No shareholder of the corporation shall be entitled as of right to acquire additional un-issued or treasury shares of the corporation or securities convertible into shares or carrying a right to subscribe to or acquire such shares.

   4. Negation of Equitable Interest in Shares and Rights. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person (including but not limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares) unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or construction notice of the interest of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled to receive notice of the meeting of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or right deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.

                                    ARTICLE V

    The name and Florida street address of the Registered Agent is:

                                Thomas F. Pierson
                      8050 No. University Drive, Suite 202
                             Tamarac, Florida 33321

                                   ARTICLE VI

The name and address of the incorporator is:

                                Richard M. Muller
                               1770 NW 127th Place
                            Coral Springs, Fl. 33071

                                   ARTICLE VII

     The number of directors shall be fixed in accordance with the by-laws but shall be not less than one.

     The number of directors constituting the initial board of this corporation is one and the following person is hereby named to manage the affairs of the corporation for the first year of its existence and until his successors shall be elected.

                              Richard P. Underwood
                               2800 Griffin Drive
                          Bowling Green, Kentucky 24101

                                  ARTICLE VIII

         Corporate Opportunities. The officers and directors of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolution appearing in the Corporation's minute book, and as otherwise properly evidenced and provided for in contracts of employment or similar agreements between the Corporation and its executive officers. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be presented to the Corporation. The Board of Directors may reject any business opportunity presented to it and thereafter, any officer, or director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This Article shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                                   ARTICLE IX

Directors, Officers and Conflicts. No contract or other transaction between this corporation and one or more of its directors or officers, or any other corporation, firm, association or entity in which one or more of its officers or directors are officers or directors of this Corporation, is void or voidable solely because of such relationship or interest or solely because such directors are present at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction solely because their votes are counted for such purposes. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE X

     Shareholders Vote. With respect to any action to be taken by shareholders of the Corporation, the affirmative vote or concurrence of the holders of a majority of all of the outstanding shares of the corporation entitled to vote shall be required.

                                   ARTICLE XI

     Indemnification. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being or having been directors or officers of the corporation, or of such other corporation, except in relation to matters to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law agreement, vote of shareholders or otherwise.

                                   ARTICLE XII

     Additional Powers. In furtherance and not in limitation of the powers hereinabove conferred, or conferred by the statutes and laws of the State of Florida, the Board of Directors shall have the following powers:

         1. To make, alter, amend, or repeal the By-Laws of the Corporation.

         2. From time to time, to fix and determine and to vary the amount of working capital of this Corporation, to determine and direct the use and disposition thereof, to set apart out of any funds of the Corporation available for dividends from time to time out of any funds available therefor.

         3. To designate by resolution passed by a majority of the Board, an executive committee and such other committees as the Board shall deem desirable, each committee to consist of at least two members of the Board, which committee or committees, to the extent provided in such resolution or in the By-Laws shall have and may exercise the powers of the Board of Directors in the intervals between meetings of the Board, in the management of the business and affairs of the Corporation.

         4. The Board of Directors shall also have power to authorize and cause to be executed mortgages and liens upon all property of the Corporation or any part thereof and from time to time to sell, lease, exchange, pledge, assign, transfer, list or otherwise dispose of all of the property and assets of the Corporation, including the goodwill and corporate franchise, upon such terms and conditions and for such consideration as the Board of Directors may deem expedient and for the best interests of the Corporation; provided, that the sale, exchange, lease or disposal of all, or the principal part, of the business assets, property or franchise shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the capital stock then issued and outstanding (or of each class of stock if more than one class), such vote to be taken at a meeting of stockholders duly called for that purpose, as provided by the statutes of Florida.

         5. To confer in its By-Laws, additional powers to the Board of Directors in addition to the power and authority expressly conferred upon them by law and by virtue of these Articles of Incorporation.


     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on the _____day of December 2005.

----------------------------
Richard M. Muller


The Registered Agent consents to the appointment as the corporation's initial registered agent.

-----------------------------------
Thomas F. Pierson, Registered Agent

                                     BYLAWS

                                       OF

                           ALLIED ENERGY GROUP, INC.
                              a Florida corporation

                                   ARTICLE I.

                                NAME AND OFFICES

         Section A. Name. The name of the Corporation is ALLIED ENERGY GROUP, INC., a Florida corporation (the "Corporation").

         Section B. Principal Office and Additional Offices. The location of the registered office of the Corporation shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Board of Directors. The Corporation may also have offices or branches at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section A. Place of Meetings. All meetings of the shareholders of the Corporation (each a "Shareholder") shall be held at the registered office of the Corporation, or at such other place (within or without the State of Florida) as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section B. Annual Meeting. Annual meetings of Shareholders shall be held on the date fixed from time to time by the directors. At the annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section C. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman of the Board of Directors or President, and shall be called by the chairman of the Board of Directors or President at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of all the shares entitled to vote at a meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section D. List of Shareholders. The officer or agent who has charge of the stock transfer book for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders' meeting, or any adjournment thereof. The list shall be compiled at least ten (10) days before each meeting of Shareholders if there are greater than six Shareholders of the Corporation. The list shall be arranged in alphabetical order with each class and series and show the address of each Shareholder and the number of shares registered in the name of each Shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. See "Fixing of Record Date", Article VI, Section E, for the method of determining which Shareholders are entitled to vote.

         Section E. Notice of Meetings. Except as may be provided by statute, written notice of an annual or special meeting of Shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first-class mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its' address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

         Section F. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation. All Shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of Shareholders, a majority of the Shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

         Section G. Plurality. When an action other than the election of directors is to be taken by vote of the Shareholders, it shall be authorized by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter, unless a greater plurality is required by express requirement of the statutes or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question. "Shares represented at the meeting" shall be determined as of the time the existence of the quorum is determined. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         Section H. Voting of Shares and Proxies. Each shareholder shall at every meeting of the Shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the Shareholder or his authorized agent or representative. A proxy is not valid after the expiration of eleven (11) months after its date unless the person executing it specifies therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by telegram shall be deemed to have been signed by the granting shareholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

         Section I. Waiver of Notice. Attendance of a person at a meeting of Shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         Section J. Written Consent Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of the Shareholders, or any other action which may be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days after obtaining such authorization by written consent, notice shall be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale of assets for which dissenters rights are provided for by statute, the notice shall contain a clear statement of the rights of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting Shareholders.

                                  ARTICLE III.

                                    DIRECTORS

         Section A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, unless otherwise provided by the Articles of Incorporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

         Section B. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be neither less than one (1) nor more than seven (7). The number of directors shall be determined from time to time by resolution of the Board of Directors. In the absence of an express determination by the Board of Directors, the number of directors, until changed by the Board, shall be that number of directors elected at the most recently held annual meeting of Shareholders or, if no such meeting has been held, the number determined by the initial director as designated in the initially filed Articles of Incorporation. Directors are elected at the first annual Shareholders' meeting and at each annual meeting thereafter. Each Director shall hold office until the next annual meeting of Shareholders or until his successor is elected. Directors need not be Shareholders or officers of the Corporation.

         Section C. Vacancies and Removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the Shareholders, and the directors so chosen shall hold office until the next annual election of directors by the Shareholders and until their successors are duly elected and qualified or until their resignation or removal. Any director may be removed, with or without cause, by the Shareholders at a meeting of the Shareholders called expressly for that purpose unless otherwise provided in the Articles of Incorporation.

         Section D. Annual Meeting. The first Board of Directors shall hold office until the first annual meeting of Shareholders. Thereafter, the first meeting of each newly elected Board of Directors shall be held promptly following the annual meeting of Shareholders on the date thereof. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Any notice of the annual meeting need not specify the business to be transacted or the purpose of the meeting.

         Section E. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Florida, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section F. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or President on four (4) days' notice to each director by mail or twenty-four (24) hours' notice either personally, by telephone or by facsimile; special meetings shall be called by the chairman of the Board or President in like manner and on like notice on the written request of two (2) directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting.

         Section G. Quorum. At all meetings of the Board of Directors, a majority in the number of directors fixed pursuant to Article III, Section B of these Bylaws shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board of Directors a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

         Section H. Written Consent Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board of Directors or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such consents shall have the same effect as a vote of the Board of Directors or committee for all purposes.

         Section I. Executive and Other Committees. A majority of the full Board of Directors may, by resolution, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

                    1. Approve or recommend to Shareholders actions or proposals required by statute to be approved by the Shareholders.

                    2. Designate candidates for the office of director for purposes of proxy solicitation or otherwise.

                    3. Fill vacancies on the Board of Directors or any committee thereof.

                    4. Amend the Bylaws of the Corporation.

                    5. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

                    6. Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Florida Department of State pursuant to the Florida Business Corporation Act.

         Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section J. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses of directors, for services to the Corporation in any capacity.

         Section K. Resignations. A director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

         Section L. Waiver of Notice. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Directors may also sign a waiver of notice before or after a special meeting.

                                   ARTICLE IV.

                                    NOTICES

         Section A. Method of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any director, committee member or Shareholder, such notice may be given in writing by mail (registered, certified or other first class mail) addressed to such director, shareholder or committee member at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service.

         Section B. Waiver of Notice. Whenever any notice is required to be given under the provision of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, directors or a committee, need be specified in any written waiver of notice.

                                   ARTICLE V.

                                    OFFICERS

         Section A. Number and Qualification. The Board of Directors shall choose the officers of the Corporation at its first meeting after each annual meeting of Shareholders. There shall be a President, a Treasurer and a Secretary, and such other officers as may be deemed necessary, whom the Board of Directors may appoint. The same person may hold any number of offices. The Board of Directors may from time to time appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section B. Compensation. The Board of Directors shall fix the salaries of all officers of the Corporation.

         Section C. Removal, Vacancies and Resignations. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

         Section D. The President. Unless otherwise provided by resolution of the Board of Directors, the President shall be the chief executive officer of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors (if he or she shall be a member of the Board), shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute on behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section E. Vice-Presidents. The Vice-Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

         Section F. The Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors; and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the President or the Board of Directors, cause it to be affixed to any instrument requiring it. The Secretary shall be responsible for maintaining the stock transfer book and minute book of the Corporation and shall be responsible for their updating.

         Section G. Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

         Section H. Additional Powers. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this Corporation.

                                   ARTICLE VI.

                              CERTIFICATES OF STOCK
                           AND SHAREHOLDERS OF RECORD

         Section A. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the President or a Vice-President and by the Secretary of the Corporation. Each holder of stock in the Corporation shall be entitled to have such a certificate certifying the number of shares owned by him or her in the Corporation.

         Section B. Transfer Agents. Any of or all the signatures on the certificates may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

         Section C. Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificates for shares to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost or destroyed. When authorizing such issue of a new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost or destroyed.

         Section D. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer book for shares of the Corporation.

         Section E. Fixing of Record Date. In order that the Corporation may determine the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. The stock transfer books of the Corporation shall not be closed.

         If no record date is fixed:

                    1. The record date for determining the Shareholders of record entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

                    2. the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of Shareholders of record entitled to notice or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section F. Exclusive Ownership of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer book for shares of the Corporation as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

         Section G. Limitation on Transfer of Shares. If the holders of a majority or more of the shares of Common or, if authorized, Preferred Stock shall enter into an agreement restricting or limiting the sale, transfer, assignment, pledge, or hypothecation of the shares of the Corporation, and the Corporation shall become a party to such agreement, the officers and directors of the Corporation shall observe and carry out all of the terms and provisions of such agreement and refuse to recognize any sale, transfer, assignment, pledge or hypothecation of any or all of the shares covered by such agreement, unless it shall conform with the provisions and terms of such agreement, provided that a copy of such agreement shall be filed with the Secretary of the Corporation and be kept available at the principal office of the Corporation, and provided further, that notice of such agreement be set forth conspicuously on the face or back of each stock certificates.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         The Corporation shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by the Florida Business Corporation Act, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that he or she is or was at the time a director of the Corporation; or
(iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that he or she is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he or she is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         Section A. Checks, Drafts and Bank Accounts. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

         Section B. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall end on December 31st of each year if not otherwise fixed by the Board of Directors.

         Section C. Corporate Seal. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section D. Corporate Minutes and Stock Transfer Book. The Corporation shall keep within or without the State of Florida books and records of account and minutes of the proceedings of its Shareholders, Board of Directors and executive committee, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Florida a stock transfer book for shares of the Corporation containing the names and addresses of all Shareholders, the number, class and series of shares held by


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each and the dates when they respectively became holders of record thereof. Any of such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section E. Bylaw Governance Not Exclusive. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

         Section F. Shareholders' Agreement. Should the Shareholders of the Corporation at any time enter into a Shareholders' Agreement following the adoption of the Bylaws then, to the extent that the terms of the Shareholders' Agreement as thereafter amended are inconsistent with the Bylaws or the Articles of Incorporation, the terms of the Shareholders' Agreement shall govern the internal affairs of the Corporation.

                                   ARTICLE IX.

                                   AMENDMENTS

         The Board of Directors may amend or repeal these Bylaws unless the Florida Business Corporation Act reserves the power to amend a particular Bylaw provision exclusively to the Shareholders.







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